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                                                                     EXHIBIT 4.3

                        TRANSFER AND SERVICING AGREEMENT

                                     between

                            WFN CREDIT COMPANY, LLC,

                                   Transferor,

                     WORLD FINANCIAL NETWORK NATIONAL BANK,

                                    Servicer,

                                       and

             WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST,

                                     Issuer,

                           Dated as of [______], 2001



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                                  TABLE OF CONTENTS

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                                                                                                      PAGE
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ARTICLE I             DEFINITIONS.......................................................................1

         Section 1.1           Definitions..............................................................1

         Section 1.2           Other Definitional Provisions............................................1

ARTICLE II            CONVEYANCE OF RECEIVABLES.........................................................2

         Section 2.1           Conveyance of Receivables................................................2

         Section 2.2           Acceptance by Issuer.....................................................4

         Section 2.3           Representations and Warranties of Transferor Relating to Transferor......4

         Section 2.4           Representations and Warranties of Transferor Relating to Transaction
                               Documents and the Receivables............................................6

         Section 2.5           Covenants of Transferor.................................................11

         Section 2.6           Addition of Accounts....................................................17

         Section 2.7           Removal of Accounts.....................................................22

         Section 2.8           Discount Option.........................................................24

         Section 2.9           Additional Transferors..................................................25

         Section 2.10          Additional Credit Card Originators......................................25

ARTICLE III           ADMINISTRATION AND SERVICING OF RECEIVABLES......................................25

         Section 3.1           Acceptance of Appointment and Other Matters Relating to Servicer........26

         Section 3.2           Servicing Compensation..................................................27

         Section 3.3           Representations, Warranties and Covenants of Servicer...................27

         Section 3.4           Reports and Records for Indenture Trustee...............................31

         Section 3.5           Annual Servicer's Certificate...........................................32

         Section 3.6           Annual Independent Public Accountants' Servicing Report.................32

         Section 3.7           Tax Treatment...........................................................33

         Section 3.8           Notices to Transferor...................................................33

         Section 3.9           Adjustments.............................................................33

         Section 3.10          Reports to the Commission...............................................34

ARTICLE IV            OTHER MATTERS RELATING TO TRANSFEROR.............................................34

         Section 4.1           Liability of Transferor.................................................34


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
         Section 4.2           Merger or Consolidation of, or Assumption of the Obligations of,
                               Transferor etc..........................................................35

         Section 4.3           Limitation on Liability of Transferor...................................36

ARTICLE V             OTHER MATTERS RELATING TO SERVICER...............................................36

         Section 5.1           Liability of Servicer...................................................36

         Section 5.2           Merger or Consolidation of, or Assumption of the Obligations of,
                               Servicer................................................................37

         Section 5.3           Limitation on Liability of Servicer and Others..........................38

         Section 5.4           Indemnification of Issuer and Owner Trustee.............................38

         Section 5.5           Servicer Not to Resign..................................................39

         Section 5.6           Access to Certain Documentation and Information Regarding the
                               Receivables.............................................................39

         Section 5.7           Delegation of Duties....................................................40

ARTICLE VI            INSOLVENCY EVENTS................................................................40

         Section 6.1           Rights upon the Occurrence of an Insolvency Event.......................40

ARTICLE VII           SERVICER DEFAULTS................................................................40

         Section 7.1           Servicer Defaults.......................................................40

         Section 7.2           Indenture Trustee to Act; Appointment of Successor......................43

         Section 7.3           Notification to Noteholders.............................................44

ARTICLE VIII          TERMINATION......................................................................44

         Section 8.1           Termination of Agreement................................................44

ARTICLE IX            MISCELLANEOUS PROVISIONS.........................................................45

         Section 9.1           Amendment; Waiver of Past Defaults......................................45

         Section 9.2           Protection of Right, Title and Interest to Issuer.......................47

         Section 9.3           GOVERNING LAW...........................................................48

         Section 9.4           Notices; Payments.......................................................48

         Section 9.5           Severability of Provisions..............................................48

         Section 9.6           Further Assurances......................................................48

         Section 9.7           No Waiver; Cumulative Remedies..........................................49

         Section 9.8           Counterparts............................................................49

         Section 9.9           Third-Party Beneficiaries...............................................49


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
         Section 9.10          Actions by Noteholders..................................................49

         Section 9.11          Rule 144A Information...................................................49

         Section 9.12          Merger and Integration..................................................50

         Section 9.13          No Bankruptcy Petition..................................................50

         Section 9.14          Rights of Indenture Trustee.............................................50

         Section 9.15          Rights of Owner Trustee.................................................50

EXHIBITS

EXHIBIT A         Form of Assignment of Receivables in Additional Accounts ...........................A-1

EXHIBIT B         Form of Reassignment of Receivables in Removed Accounts ............................B-1

EXHIBIT C         Form of Annual Servicer's Certificate...............................................C-1

EXHIBIT D-1       Form of Opinion of Counsel with Respect to Amendments.............................D-1-1

EXHIBIT D-2       Form of Opinion of Counsel with Respect to Addition of
                  Supplemental Accounts.............................................................D-2-1

EXHIBIT D-3       Provisions to be Included in Annual Opinion of Counsel............................D-3-1

SCHEDULES

SCHEDULE 1 List of Accounts 1-1

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         TRANSFER AND SERVICING AGREEMENT, dated as of [_______], 2001 (this
"AGREEMENT"), among WFN CREDIT COMPANY, LLC, a Delaware limited liability company, as Transferor, WORLD FINANCIAL NETWORK NATIONAL BANK, a national banking association, as Servicer, and WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST, a business trust organized under the laws of the State of Delaware, as Issuer.

         In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Noteholders and any Enhancement Provider to the extent provided herein, in the Indenture and in any Indenture Supplement:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 DEFINITIONS. Capitalized terms used herein and not otherwise defined herein are defined in ANNEX A to the Master Indenture, dated as of the date hereof, between World Financial Network Credit Card Master Note Trust and BNY Midwest Trust Company.

         Section 1.2 OTHER DEFINITIONAL PROVISIONS. All terms defined directly or by reference in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) terms defined in
Article 9 of the UCC as in effect in the State of Delaware and not otherwise defined in this Agreement are used as defined in that Article; (c) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, Section, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term "including" means "including without limitation"; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any Person include that Person's successors and assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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                                   ARTICLE II

                            CONVEYANCE OF RECEIVABLES

         Section 2.1 CONVEYANCE OF RECEIVABLES. (a) By execution of this Agreement, Transferor does hereby transfer, assign, set over and otherwise convey to Issuer, without recourse except as provided herein, all its right, title and interest in, to and under (a) the Collateral Certificate, and (b) effective on the Certificate Trust Termination Date, (i) the Receivables existing at the opening of business on the Certificate Trust Termination Date, and thereafter created from time to time until the termination of Issuer, all Collections and Recoveries allocable to Issuer as provided herein and the right to any Enhancement with respect to any Series, in each case together with all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof and Insurance Proceeds relating thereto and (ii) without limiting the generality of the foregoing or the following, all of Transferor's rights pursuant to the Receivables Purchase Agreement to receive from the RPA Seller payments made by any Merchant under any Credit Card Processing Agreement on account of amounts received by such Merchant in payment of Receivables ("IN-STORE PAYMENTS") and all proceeds of such rights. Such property, together with all monies and other property credited to the Collection Account, the Series Accounts and the Excess Funding Account (including any subaccounts of any such account) and the rights of Issuer under this Agreement and the Trust Agreement shall constitute the assets of Issuer (the "TRUST ASSETS"). The foregoing does not constitute and is not intended to result in the creation or assumption by Issuer, Owner Trustee, Indenture Trustee or any Noteholder of any obligation of any Credit Card Originator, Servicer, Transferor or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants, clearance systems or insurers. Effective on the Certificate Trust Termination Date, Transferor does hereby further transfer, assign, set over and otherwise convey to Issuer all of its right, title and interest in and under the Receivables Purchase Agreement.

         (b) On or prior to the Initial Closing Date, Transferor shall deliver to Owner Trustee a registered certificate representing the Collateral Certificate. On or prior to the Certificate Trust Termination Date, Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables conveyed by Transferor existing on the Certificate Trust Termination Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the transfer and assignment of its interest in such Receivables to Issuer, and to deliver a file stamped copy of each such financing statement or other evidence of such filing (which may, for purposes of this SECTION 2.1 consist of telephone confirmation of such filing promptly followed by delivery to Owner Trustee of a file-stamped copy) to Owner Trustee as soon as practicable after the Certificate Trust Termination Date, and (if any additional filing is so necessary) as soon as practicable after the applicable Addition Date,


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in the case of Receivables arising in Supplemental Accounts and any related
Automatic Additional Accounts. Owner Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such transfer and assignment.

         (c) Transferor further agrees, at its own expense, (i) on or prior to (w) the Certificate Trust Termination Date, (x) the Automatic Addition Termination Date or any Automatic Addition Suspension Date, or subsequent Restart Date, in the case of the Accounts designated pursuant hereto prior to such date, (y) the applicable Addition Date, in the case of Supplemental Accounts and (z) the applicable Removal Date, in the case of Removed Accounts, to indicate in the appropriate computer files that Receivables created (or reassigned, in the case of Removed Accounts) in connection with the Accounts owned by the Credit Card Originator have been conveyed to Issuer pursuant to this Agreement (or conveyed to Transferor or its designee in accordance with SECTION 2.7, in the case of Removed Accounts) by including in such computer files the code identifying each such Account (or, in the case of Removed Accounts, either including such a code identifying the Removed Accounts only if the removal occurs prior to the Automatic Addition Termination Date or an Automatic Addition Suspension Date, or subsequent to a Restart Date, or deleting such code thereafter) and (ii) on or prior to the date referred to in CLAUSES (i)(w), (x), (y) or (z), as applicable, to deliver to Owner Trustee an Account Schedule (PROVIDED that such Account Schedule shall be provided in respect of Automatic Additional Accounts on or prior to the Determination Date relating to the Monthly Period during which their respective Addition Dates occur), specifying for each such Account, as of the Certificate Trust Termination Date, in the case of clause (i)(w), as of the Automatic Addition Termination Date, the Automatic Addition Suspension Date or Restart Date, in the case of clause (i)(x), the applicable Addition Cut Off Date, in the case of Supplemental Accounts and the Removal Date, in the case of Removed Accounts, its account number and, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account. Such Account Schedule, as supplemented from time to time to reflect Additional Accounts and Removed Accounts shall be marked as SCHEDULE 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. Once the code referenced in CLAUSE (i) of this paragraph has been included with respect to any Account, Transferor further agrees not to alter such code during the remaining term of this Agreement unless and until (x) such Account becomes a Removed Account, (y) a Restart Date has occurred on which Transferor starts including Automatic Additional Accounts as Accounts or (z) Transferor shall have delivered to Owner Trustee at least 30 days' prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of Issuer in the Receivables and the other Trust Assets to continue to be perfected with the priority required by this Agreement.

         (d) If the arrangements with respect to the Receivables hereunder shall constitute a loan and not a purchase and sale of such Receivables, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable

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law, and that Transferor shall be deemed to have granted to Issuer a first priority perfected security interest in all of Seller's right, title and interest, whether owned on the Certificate Trust Termination Date or thereafter acquired, in, to and under the Receivables and the other Trust Assets conveyed by Transferor, and all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit, and advices of credit consisting of, arising from or related to the Trust Assets, to secure its obligations hereunder.

         Section 2.2       ACCEPTANCE BY ISSUER.

         (a) Issuer hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to Issuer pursuant to SECTION 2.1. Owner Trustee shall maintain a copy of
SCHEDULE 1, as delivered from time to time, at its Corporate Trust Office.

         (b) Owner Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the Account Schedule marked as SCHEDULE 1 and delivered to Owner Trustee or Issuer, from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to Owner Trustee, (ii) in connection with the performance of Owner Trustee's or Issuer's duties hereunder, (iii) to Indenture Trustee in connection with its duties in enforcing the rights of Noteholders or (iv) to bona fide creditors or potential creditors of Servicer or Transferor for the limited purpose of enabling any such creditor to identify Receivables or Accounts subject to this Agreement or the Receivables Purchase Agreement. Owner Trustee agrees to take such measures as shall be reasonably requested by Transferor to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow Transferor or its duly authorized representatives to inspect Owner Trustee's security and confidentiality arrangements as they specifically relate to the administration of Issuer from time to time during normal business hours upon prior written notice. Owner Trustee shall provide Transferor with notice five
(5) Business Days prior to disclosure of any information of the type described in this SECTION 2.2(b).

         Section 2.3 REPRESENTATIONS AND WARRANTIES OF TRANSFEROR RELATING TO TRANSFEROR. Transferor hereby represents and warrants to Issuer as of each Closing Date that:

         (a) ORGANIZATION AND GOOD STANDING. Transferor is a limited liability company validly existing in good standing under the laws of the State of Delaware, and has full power, authority and legal right to own its properties and conduct its business as presently owned and conducted, to execute, deliver and perform its obligations under each Transaction Document.

         (b) DUE QUALIFICATION. Transferor is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so

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qualify or to obtain such licenses and approvals would render any Credit Card
Agreement or any Receivable transferred to Issuer by Transferor unenforceable by the Credit Card Originator, Transferor, Servicer, Issuer or Indenture Trustee and would have a material adverse effect on the interests of the Holders.

         (c) DUE AUTHORIZATION. The execution, delivery and performance by Transferor of this Agreement and each other Transaction Document to which it is a party, the execution and delivery of the Notes by Transferor and the consummation by Transferor of the transactions provided for in each Transaction Document to which it is a party have been duly authorized by Transferor by all necessary limited liability company action on the part of Transferor.

         (d) NO CONFLICT. The execution and delivery by Transferor of each Transaction Document to which it is a party and the Notes, the performance by Transferor of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment by Transferor of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which Transferor is a party or by which it or any of its properties are bound.

         (e) NO VIOLATION. The execution and delivery by Transferor of each Transaction Document to which it is a party and the Notes, the performance by Transferor of the transactions contemplated by the Transaction Documents and the fulfillment by Transferor of the terms thereof will not conflict with or violate any Requirements of Law applicable to Transferor.

         (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of Transferor, threatened against Transferor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of any Transaction Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any Transaction Documents or the Notes, (iii) seeking any determination or ruling that, in the reasonable judgment of Transferor, would materially and adversely affect the performance by Transferor of its obligations under any Transaction Document, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any Transaction Documents or the Notes or (v) seeking to affect adversely the income tax attributes of Issuer under the Federal or applicable state income or franchise tax systems.

         (g) ALL CONSENTS REQUIRED. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by Transferor of each Transaction Document and the Notes, the performance by Transferor of the transactions contemplated by each

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Transaction Document, and the fulfillment of or terms hereof and thereof, have been obtained.

         (h) INSOLVENCY. No Insolvency Event with respect to Transferor has occurred. Transferor did not (i) execute the Transaction Documents, (ii) grant to Issuer the security interests described in SECTION 2.1, (iii) cause, permit, or suffer the perfection or attachment of such a security interest,
(iv) otherwise effectuate or consummate any transfer to Issuer pursuant to any Transaction Document or (v) acquire its interest in Issuer, in each case:

                           (A) in contemplation of insolvency;

                           (B) with a view to preferring one creditor over
                  another or to preventing the application of its assets in the manner required by applicable law or regulations;

                           (C) after committing an act of insolvency; or

                           (D) with any intent to hinder, delay, or defraud
                  itself or its creditors.

The representations and warranties set forth in this SECTION 2.3 shall survive the transfer and assignment by Transferor of the respective Receivables and other Trust Assets to Issuer and the pledge thereof to Indenture Trustee pursuant to the Indenture. Upon discovery by Transferor, Servicer or Owner Trustee of a breach of any of the representations and warranties set forth in this SECTION 2.3, the party discovering such breach shall give prompt written notice to the others and each Enhancement Provider, if any, entitled thereto pursuant to the relevant Indenture Supplement. Transferor agrees to cooperate with Servicer and Owner Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this SECTION 2.3, each reference to an Indenture Supplement shall be deemed to refer only to those Indenture Supplements in effect as of the relevant Closing Date.

         Section 2.4 REPRESENTATIONS AND WARRANTIES OF TRANSFEROR RELATING TO TRANSACTION DOCUMENTS AND THE RECEIVABLES.

         (a) REPRESENTATIONS AND WARRANTIES. Transferor represents and warrants to Issuer as of the date of the Initial Closing Date, each Closing Date, the Certificate Trust Termination Date and, with respect to Additional Accounts, the related Addition Date that:

                  (i) each Transaction Document and, in the case of Supplemental Accounts, the related Assignment, each constitutes a legal, valid and binding obligation of Transferor, enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief

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         Laws now or hereafter in effect and by general principles of equity
         (whether considered in a suit at law or in equity);

                  (ii) as of the Automatic Addition Termination Date or any Automatic Addition Suspension Date and as of each subsequent Addition Date with respect to Supplemental Accounts, and as of the applicable Removal Date with respect to the Removed Accounts, the Account Schedule delivered pursuant to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of such Automatic Addition Termination Date, such Automatic Addition Suspension Date, the related Addition Cut Off Date or such Removal Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing in such Accounts is true and correct in all material respects as of such specified date;

                  (iii) Transferor is the legal and beneficial owner of all right, title and interest in each Receivable and Transferor has the full right to transfer such Receivables to Issuer, and each Receivable conveyed to Issuer by Transferor has been conveyed to Issuer free and clear of any Lien of any Person claiming through or under Transferor or any of its Affiliates (other than Liens permitted under SECTION 2.5(b)) and in compliance, in all material respects, with all Requirements of Law applicable to Transferor;

                  (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Transferor in connection with the conveyance by Transferor of the Collateral Certificate and Receivables to Issuer have been duly obtained, effected or given and are in full force and effect;

                  (v) the transfer and assignment of the Collateral Certificate herein contemplated constitutes either (i) a sale of the Collateral Certificate, (ii) a grant of a perfected security interest therein from Transferor to Issuer or (iii) a grant of a perfected security interest therein from Transferor to Indenture Trustee. The Collateral Certificate has not been sold, transferred, assigned or pledged by Transferor to any Person other than pursuant to this Agreement. Immediately prior to the transfer and assignment herein contemplated, Transferor had good and marketable title to the Collateral Certificate, free and clear of all Liens and rights of others and, immediately upon the transfer thereof, Issuer shall have good and marketable title to the Collateral Certificate, free and clear of all Liens and rights of others or a first priority perfected security interest therein; and the transfer has been perfected, by the filing of appropriate financing statements pursuant to the UCC, under the UCC. Transferor has no knowledge of any current statutory or other non-consensual liens to which the Collateral Certificate is subject.

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                  (vi) all actions necessary under the applicable UCC in any jurisdiction to be taken (A) to give Issuer a first priority perfected security interest or ownership interest in the Collateral Certificate, and (B) to give Indenture Trustee a first priority perfected security interest in the Collateral (including, without limitation, UCC filings with the Delaware Secretary of State), in each case subject to any statutory or other non-consensual liens with respect to the Collateral Certificate, have been taken. Transferor has no knowledge of any current statutory or other non-consensual liens to which the Collateral Certificate is subject.

                  (vii) this Agreement or, in the case of Supplemental Accounts, the related Assignment constitutes either a valid sale, transfer and assignment to Issuer of all right, title and interest of Transferor in the Receivables and other Trust Assets conveyed to Issuer by Transferor and all monies due or to become due with respect thereto and the proceeds thereof or a grant of a security interest in such property to Issuer, which, (A) with respect to Receivables existing on the Certificate Trust Termination Date and the proceeds thereof, is enforceable upon the Certificate Trust Termination Date, or (B) with respect to the then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables thereafter created and the proceeds thereof upon such creation, in each case except as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity). Upon the filing of the financing statements pursuant to SECTION 2.1 and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, Issuer shall have a first priority perfected security interest in such property and proceeds except for Liens permitted under SECTION 2.5(b);

                  (viii) except as otherwise expressly provided in this Agreement, the Indenture or any Indenture Supplement, neither Transferor nor any Person claiming through or under Transferor has any claim to or interest in the Collection Account, the Excess Funding Account, any Series Account or any Enhancement;

                  (ix) on the date of its creation or the date it otherwise becomes an Automatic Additional Account, with respect to each Automatic Additional Account and, on the applicable Addition Cut Off Date, with respect to each related Supplemental Account, each such Account is an Eligible Account;

                  (x) on the date of creation of each Automatic Additional Account or the date the related account otherwise becomes an Automatic Additional Account, each Receivable contained in such Automatic Additional Account is an Eligible Receivable and, on the applicable Addition Cut Off Date, each Receivable contained in any related Supplemental Account is an Eligible Receivable; and

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                  (xi) as of the date of the creation of any new Receivable, such Receivable is an Eligible Receivable.

         (b) As of the Certificate Trust Termination Date, Transferor agrees that (i) all representations and warranties made by it in its capacity as Transferor under the Pooling and Servicing Agreement with respect to any Account or Receivable pursuant to SECTION 2.4(a) of the Pooling and Servicing Agreement and (ii) all of the covenants made by it under SECTION 2.7 of the Pooling and Servicing Agreement, in each case, shall be deemed for all purposes (including the reassignment obligations under SECTION 2.4(d)) to have been made by Transferor to Issuer pursuant to this Agreement as of the day when each was made or deemed made, as if this Agreement had been in effect on that day.

         (c) NOTICE OF BREACH. The representations and warranties of Transferor set forth in this SECTION 2.4 shall survive the transfer and assignment by Transferor of the Collateral Certificate and Receivables to Issuer and the pledge thereof to Indenture Trustee pursuant to the Indenture. Upon discovery by Transferor, Servicer or Owner Trustee of a breach of any of the representations and warranties by Transferor set forth in this SECTION 2.4, the party discovering such breach shall give prompt written notice to the others and to each Enhancement Provider, if any, entitled thereto pursuant to the relevant Indenture Supplement. Transferor agrees to cooperate with Servicer and Owner Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this SECTION 2.4, each reference to an Indenture Supplement shall be deemed to refer only to those Indenture Supplements in effect as of the date of the relevant representations or warranties.

         (d) REASSIGNMENT OF INELIGIBLE RECEIVABLES. If (i) any representation or warranty of Transferor contained in SECTION 2.4(a)(ii),
(iii), (iv), (ix), (x) or (xi) or any representation or warranty of Transferor (as defined in the Pooling and Servicing Agreement) contained in
SECTION 2.4(a)(ii), (iii), (iv), (vii), (viii) or (ix) of the Pooling and Servicing Agreement and deemed made under this Agreement pursuant to SECTION 2.4(b) of this Agreement is not true and correct in any material respect as of the date specified therein with respect to any Receivable transferred to Issuer by Transferor or any Account and as a result of such breach any Receivables in the related Account become Defaulted Receivables or Issuer's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to Issuer free and clear of any Lien, unless cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by Indenture Trustee) after the earlier to occur of the discovery thereof by Transferor or receipt by Transferor or a designee of Transferor of notice thereof given by Indenture Trustee, or (ii) it is so provided in SECTION 2.5(a) with respect to any Receivables transferred to Issuer by Transferor, then such Receivable shall be designated an "INELIGIBLE RECEIVABLE" and shall be assigned a principal balance of zero for the purpose of determining the aggregate amount of Principal Receivables on any day; PROVIDED that such Receivables will not be deemed to be Ineligible Receivables but will be deemed Eligible Receivables and such Principal

Receivables shall be included in determining the aggregate Principal Receivables in Issuer if, on any day prior to the end of such 60-day or longer period, (x) either (a) in the case of an event described in CLAUSE
(i), the relevant representation and warranty shall be true and correct in all material respects as if made on such day or (b) in the case of an event described in CLAUSE (ii), the circumstances causing such Receivable to become an Ineligible Receivable shall no longer exist and (y) Transferor shall have delivered an Officer's Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

         (e) PRICE OF REASSIGNMENT. On and after the date of its designation as an Ineligible Receivable, each Ineligible Receivable shall not be given credit in determining the aggregate amount of Principal Receivables used to calculate the Transferor Amount or the Allocation Percentages applicable to any Series. If, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount would be less than the Specified Transferor Amount, Transferor shall make a deposit into the Excess Funding Account in immediately available funds prior to the next succeeding Business Day in an amount equal to the amount by which the Transferor Amount would be less than the Specified the Transferor Amount (up to the amount of such Principal Receivables). The payment of such deposit amount in immediately available funds shall otherwise be considered payment in full of all of the Ineligible Receivables.

         The obligation of Transferor to make the deposits, if any, required to be made to the Excess Funding Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Issuer, Owner Trustee, the Holders (or Indenture Trustee on behalf of the Noteholders) or any Enhancement Provider.

         (f) REASSIGNMENT OF RECEIVABLES IN TRUST PORTFOLIO. If any representation or warranty of Transferor contained in SECTION 2.3(a), (b) or
(c) or SECTION 2.4(a)(i), (vii) or (viii) of this Agreement, or any representation or warranty of Transferor (as defined in the Pooling and Servicing Agreement) contained in Section 2.4(a)(i), (v) or (vi) of the Pooling and Servicing Agreement and deemed made under this Agreement pursuant to SECTION 2.4(b) of this Agreement, is not true and correct in any material respect and such breach has a material adverse effect on the Receivables transferred to Issuer by Transferor or the availability of the proceeds thereof to Issuer, then any of Owner Trustee, Indenture Trustee or the Majority Holders, by notice then given to Transferor and Servicer (and to Indenture Trustee if given by the Noteholders), may direct Transferor to accept a reassignment of the Receivables transferred to Issuer by Transferor if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 150 days, as may be specified in such notice), and upon those conditions Transferor shall be obligated to accept such reassignment on the terms set forth below; PROVIDED that such Receivables will not be reassigned to Transferor if, on any day prior to the end of such 60-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) Transferor shall have delivered an Officer's Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

         Transferor shall deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Indenture Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed on such Distribution Date in accordance with the Indenture and each Indenture Supplement. The payment of such deposit amount in immediately available funds shall otherwise be considered payment in full of all of the Receivables.

         Upon the deposit, if any, required to be made to the Collection Account as provided in this SECTION 2.4(f), Issuer shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of Issuer in and to the applicable Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. Issuer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Transferor to effect the conveyance of such Receivables pursuant to this Section. The obligation of Transferor to accept reassignment of any Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Issuer, Owner Trustee, the Holders (or Indenture Trustee on behalf of the Noteholders).

         Section 2.5 COVENANTS OF TRANSFEROR. Transferor hereby covenants that:

         (a) RECEIVABLES TO BE ACCOUNTS, GENERAL INTANGIBLES OR CHATTEL PAPER. Except in connection with the enforcement or collection of an Account, Transferor will take no action to cause any Receivable transferred by it to the Trust to be evidenced by any instrument and, if any such Receivable is so evidenced (whether or not in connection with the enforcement or collection of an Account), it shall be deemed to be an Ineligible Receivable in accordance with SECTION 2.4(d) and shall be reassigned to Transferor in accordance with
SECTION 2.4(e).

         (b) SECURITY INTERESTS. Except for the conveyances hereunder, Transferor will not sell, pledge, assign or transfer or otherwise convey to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; Transferor will immediately notify Owner Trustee and Indenture Trustee of the existence of any Lien on any Receivable of which Transferor has knowledge; and Transferor shall defend the right, title and interest of the

Trust and Indenture Trustee in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under Transferor or RPA Seller; PROVIDED that nothing in this
SECTION 2.5(b) shall prevent or be deemed to prohibit Transferor from suffering to exist upon any of the Receivables any Liens for taxes if such taxes shall not at the time be due and payable or if Transferor or RPA Seller, as applicable, shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto. Notwithstanding the foregoing, nothing in this SECTION 2.5(b) shall be construed to prevent or be deemed to prohibit the transfer of the Transferor Interest in accordance with this Agreement and the Trust Agreement.

         (c) THE TRANSFEROR INTEREST. Except as otherwise permitted herein and in the Trust Agreement, including in SECTIONS 2.9 and 4.2 of this Agreement and in Section 3.4 of the Trust Agreement, Transferor agrees not to transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Transferor Interest (or any interest therein) or any Supplemental Certificate (or any interest therein) and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void.

         (d) DELIVERY OF COLLECTIONS OR RECOVERIES. If Transferor receives Collections or Recoveries, then Transferor agrees to pay Servicer all such Collections and Recoveries as soon as practicable after receipt thereof but in no event later than two Business Days after the Date of Processing by Transferor.

         (e) NOTICE OF LIENS. Transferor shall notify Owner Trustee, Indenture Trustee and each Enhancement Provider, if any, entitled to such notice pursuant to the relevant Indenture Supplement promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder or Liens permitted under SECTION 2.5(b).

         (f) CONTINUOUS PERFECTION. Transferor shall not change its name, identity or structure in any manner that might cause any financing or continuation statement filed pursuant to this Agreement to be misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless Transferor shall have delivered to Owner Trustee at least 30 days prior written notice thereof and, no later than 30 days after making such change, shall have taken all action necessary or advisable to amend such financing statement or continuation statement so that it is not misleading. Transferor shall not change the jurisdiction under whose laws it is organized, its chief executive office or the location of its principal records concerning the Receivables, the Trust Assets or the Collections unless it has delivered to Owner Trustee at least 30 days prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of Issuer in the Receivables and other Trust Assets to continue to be perfected with the priority required by this Agreement.

         (g) CREDIT CARD AGREEMENT AND GUIDELINES. Transferor shall enforce the covenant in the Receivables Purchase Agreement requiring the Credit Card Originator to comply with and perform its obligations under the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines except insofar as any failure to comply or perform would not materially or adversely affect the rights of the Trust or the Holders under any Transaction Document or the Certificates. Transferor may permit the Credit Card Originator to change the terms and provisions of the Credit Card Agreements or the Credit Card Guidelines in any respect (including the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge offs and Periodic Finance Charges and other fees assessed thereon), but only if such change is made applicable to any comparable segment of the revolving credit card accounts owned and serviced by the Credit Card Originator which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship or other agreement between the Credit Card Originator and an unrelated third party or by the terms of the Credit Card Agreements.

         (h) RECEIVABLES PURCHASE AGREEMENT. Transferor, in its capacity as Purchaser of Receivables from the RPA Seller under the Receivables Purchase Agreement, shall enforce the covenants and agreements of the RPA Seller set forth in such Receivables Purchase Agreement, where a failure of the RPA Seller to comply would have an Adverse Effect.

         (i) ACCOUNT ALLOCATIONS. If Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including by reason of the application of the provisions of SECTION 6.1 or an order by any Federal governmental agency having regulatory authority over Transferor or any court of competent jurisdiction that Transferor not transfer any additional Principal Receivables to the Trust) then, in any such event: (A) Transferor agrees to allocate and pay to the Trust, after the date of such inability, all Collections with respect to Principal Receivables, all Discount Option Receivables Collections, and all amounts which would have constituted Collections with respect to Principal Receivables and all Discount Option Receivables Collections but for Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the amount of Principal Receivables and the Discount Option Receivables Amount in the Trust on such date); (B) Transferor agrees to have such amounts applied as Collections in accordance with Article VIII of the Indenture; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with CLAUSES (A) and (B), Principal Receivables and Discount Option Receivables (and all amounts which would have constituted Principal Receivables or Discount Option Receivables, as the case may be, but for Transferor's inability to transfer Receivables to the Trust) that are charged off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article VIII of the Indenture, and all amounts that would have constituted Principal Receivables or Discount Option Receivables, as the case may be, but for Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables or Discount Option Receivables, as the case may be, for the purpose of calculating the applicable Allocation Percentage with respect to any Series. If Transferor is unable pursuant to any Requirement of Law to allocate Collections as described above, Transferor agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article VIII of the Indenture. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Trust, or that would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables and Discount Option Receivables to the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article VIII of the Indenture.

         (j) PERIODIC FINANCE CHARGES AND OTHER FEES. Transferor hereby agrees that, except as otherwise required by any Requirement of Law, or as is deemed by the Credit Card Originator to be necessary in order for it to maintain its credit card business, based upon the Credit Card Originator's good faith assessment, in its sole discretion, of the nature of the competition in the credit card business, it shall not at any time permit the Credit Card Originator to reduce the Periodic Finance Charges assessed on any Receivable or other fees on any Account if, as a result of such reduction, Transferor's reasonable expectation of the Portfolio Yield for any Series as of such date would be less than the then Base Rate for that Series.

         (k) NOTICES OF CERTAIN EVENTS. Transferor shall promptly notify each Rating Agency after Transferor obtains knowledge that: (i) the Welsh, Carson, Anderson & Stowe Partnerships and The Limited and its Affiliates (in the aggregate) fail to own a majority of the outstanding common stock of Holding (PROVIDED that common stock owned by employees, either individually or through employee stock ownership or other stock based benefit plans, shall not be included in the calculation of ownership interests for this purpose);
(ii) any Merchant whose program gives rise to more than 10% of the Principal Receivables (measured as of the end of the most recent Monthly Period) terminates its private label credit card program with WFN; (iii) Indenture Trustee gives a resignation notice pursuant to Section 6.8 of the Indenture; or (iv) an Additional Limitation Event or an Automatic Addition Limitation Event occurs.

         (l) SALE TREATMENT. Transferor agrees to treat the conveyance hereunder of the Collateral Certificate and the proceeds thereof and the Receivables and the proceeds thereof as a sale for accounting purposes.

         (m) AMENDMENT OF THE ORGANIZATIONAL DOCUMENTS. Transferor shall not amend in any material respect its certificate of formation or its limited liability company agreement without providing the Rating Agencies with notice no later than the fifth

Business Day prior to such amendment (unless the right to such notice is waived by the Rating Agency) and satisfying the Rating Agency Condition.

         (n) OTHER INDEBTEDNESS. Transferor shall not incur any additional debt, unless (i) such debt is contemplated by the Transaction Documents or
(ii) the Rating Agencies are provided with notice no later than the fifth Business Day prior to the incurrence of such additional debt (unless the right to such notice is waived by the Rating Agency) and the Rating Agency Condition is satisfied with respect to the incurrence of such debt.

         (o) SEPARATE CORPORATE EXISTENCE. Transferor shall:

                  (i) Maintain in full effect its existence, rights and franchises as a limited liability company under the laws of the state of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Receivables Purchase Agreement and each other instrument or agreement necessary or appropriate to proper administration hereof and permit and effectuate the transactions contemplated hereby.

                  (ii) Except as provided herein, maintain its own deposit, securities and other account or accounts, separate from those of any Affiliate of Transferor, with financial institutions. The funds of Transferor shall not be diverted to any other Person or for other than the corporate use of Transferor, and, except as may be expressly permitted by this Agreement or the Receivables Purchase Agreement, the funds of Transferor shall not be commingled with those of any other person or entity.

                  (iii) Ensure that, to the extent that it shares the same officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

                  (iv) Ensure that, to the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among entities, and each such entity shall bear its fair share of such costs. To the extent that Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Transferor and any of its Affiliates shall be only on an arm's-length basis and shall receive the approval of Transferor's Board of Directors including at least one Independent Director (defined below).

                  (v) Maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from those of its stockholders and Affiliates. To the extent that Transferor and any of its members or Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs (including rent) among them, and each such entity shall bear its fair share of such expenses.

                  (vi) Conduct its affairs strictly in accordance with its certificate of formation and observe all necessary, appropriate and customary corporate formalities including, but not limited to, holding all regular and special directors' meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts. Regular directors' meetings shall be held at least annually.

                  (vii) Ensure that its board of directors shall at all times include at least two Independent Directors (for purposes hereof, "INDEPENDENT DIRECTOR" shall mean any member of the board of directors of such Transferor that is not and has not at any time been (x) an officer, agent, advisor, consultant, attorney, accountant, employee or shareholder of any Affiliate which is not a special purpose entity of such Transferor, (y) a director of any Affiliate of such Transferor other than an independent director of any Affiliate which is a special purpose entity or (z) a member of the immediate family of any of the foregoing.

                  (viii) Ensure that decisions with respect to its business and daily operations shall be independently made by Transferor (although the officer making any particular decision may also be an officer or director of an Affiliate of Transferor) and shall not be dictated by any Affiliate of Transferor.

                  (ix) Act solely in its own legal name and through its own authorized officers and agents, and no Affiliate of Transferor shall be appointed to act as agent of Transferor. Transferor shall at all times use its own stationery and business forms and describe itself as a separate legal entity.

                  (x) Ensure that none of its Affiliates shall advance funds to it, and no Affiliate of Transferor will otherwise guaranty its debts.

                  (xi) Other than organizational expenses and as expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it using its own funds.

                  (xii) Not enter into any guaranty, or otherwise become liable, with respect to or hold its assets or creditworthiness out as being available for the payment of any obligation of any of its Affiliates.

                  (xiii) Ensure that any financial reports required of Transferor shall comply with GAAP and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates so long as such consolidated reports contain footnotes identifying Transferor as a separate entity and describing the effect of the transactions between Transferor and such Affiliate.

                  (xiv) Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its certificate of formation and limited liability company agreement.

         Section 2.6 ADDITION OF ACCOUNTS.

         (a) AUTOMATIC ADDITIONAL ACCOUNTS. Subject to the limitations specified below in this SECTION 2.6(a) and to any further limitations specified in any Indenture Supplement, Automatic Additional Accounts shall be included as Accounts from and after the date upon which they are created, and all Receivables in Automatic Additional Accounts purchased by Transferor pursuant to the Receivables Purchase Agreement, whether such Receivables are then existing or thereafter created, shall be transferred automatically to the Trust upon their creation. For all purposes of this Agreement, all receivables relating to Automatic Additional Accounts shall be treated as Receivables upon their creation and shall be subject to the eligibility criteria specified in the definitions of "Eligible Receivable" and "Eligible Account." Transferor may elect at any time to terminate the inclusion in Accounts of new accounts which would otherwise be Automatic Additional Accounts as of any Business Day (the "AUTOMATIC ADDITION TERMINATION DATE"), or suspend any such inclusion as of any Business Day (an "AUTOMATIC ADDITION SUSPENSION DATE") until a date (the "RESTART DATE") to be notified in writing by Transferor to Issuer by delivering to Owner Trustee, Indenture Trustee, Servicer and each Rating Agency ten days prior written notice of such election at least 10 days prior to such Automatic Addition Termination Date, Automatic Addition Suspension Date or Restart Date, as the case may be. Promptly after each of an Automatic Addition Termination Date, an Automatic Addition Suspension Date and a Restart Date, Transferor and Issuer agree to execute, and Transferor agrees to record and file at its own expense, an amendment to the financing statements referred to in SECTION 2.1 to specify the accounts then subject to this Agreement (which specification may incorporate a list of accounts by reference) and, except in connection with any such filing made after a Restart Date, to release any security interest in any accounts created after the Automatic Addition Termination Date or Automatic Addition Suspension Date. Notwithstanding the foregoing, during any period after an Automatic Addition Limitation Event has occurred and before the Rating Agency Condition has been satisfied as to the resumption of treating new accounts as Automatic Additional Accounts, no new accounts that would otherwise be Automatic Additional Accounts shall be treated as such on any Addition Date if the number of such Automatic Additional Accounts would exceed an amount equal to the greater of:

                  (i) the excess (if any) of (1) 20% of the aggregate number of Accounts determined as of the first day of the fiscal year of Transferor in which the Addition Date occurs OVER (2) the aggregate amount of Automatic Additional Accounts and Supplemental Accounts the Addition Date for which has occurred since the first day of such fiscal year (including, with respect to the fiscal year in which the Certificate Trust Termination Date occurs, the amount of "Automatic Additional Accounts" and "Supplemental Accounts" under (and as defined in the Pooling and Servicing Agreement), the Addition Date (as defined in the Pooling and Servicing Agreement) for which has occurred since the first day of such fiscal year); and

                  (ii) the excess (if any) of (1) 15% of the aggregate number of Accounts determined as of the first day of the fiscal quarter of Transferor in which the Addition Date occurs OVER (2) the aggregate amount of Automatic Additional Accounts and Supplemental Accounts the Addition Date for which has occurred since the first day of such fiscal quarter (including, with respect to the fiscal year in which the Certificate Trust Termination Date occurs, the amount of "Automatic Additional Accounts" and "Supplemental Account" under (and as defined in) the Pooling and Servicing Agreement, the Addition Date (as defined in the Pooling and Servicing Agreement) for which has occurred since the first day of such fiscal quarter).

         In addition, during any period after an Additional Limitation Event has occurred and before the Rating Agency Condition has been satisfied as to the resumption of treating new accounts as Automatic Additional Accounts, no new accounts that would otherwise be Automatic Additional Accounts shall be treated as such on any Addition Date if:

                  (i) the aggregate balance of Receivables in Automatic Additional Accounts and Supplemental Accounts designated during a twelve month (or shorter) period beginning on the Additional Limitation Event (or any anniversary thereof) would exceed an amount equal to the excess (if any) of 20% of the aggregate balance of Receivables determined as of the first day after the Additional Limitation Event (or such anniversary); or

                  (ii) the aggregate balance of Receivables in Automatic Additional Accounts and Supplemental Accounts designated during a three month (or shorter) period beginning on the Additional Limitation Event (or the first day of the third month commencing thereafter or of any ensuing third month) would exceed 15% of the aggregate balance of Receivables determined as of the first day after the occurrence of the Additional Limitation Event (or the first day of such third month or ensuing third month).

         (b) REQUIRED ADDITIONS OF SUPPLEMENTAL ACCOUNTS. On or after the Certificate Trust Termination Date, if during any period of thirty consecutive days, the Transferor Amount averaged over that period is less than the Minimum Transferor Amount for that period, Transferor shall designate additional Eligible Accounts ("SUPPLEMENTAL ACCOUNTS") to be included as Accounts in a sufficient amount such that the average of the Transferor Amount for such 30-day period, computed by assuming that the amount of the Principal Receivables of such Supplemental Accounts shall be deemed to be outstanding in the Trust during each day of such 30-day period, is at least equal to the Minimum Transferor Amount. For purposes of the preceding sentence, the terms "Transferor Amount" and "Minimum Transferor Amount" shall have the meanings ascribed to such terms as set forth in the Pooling and Servicing Agreement with respect to any day falling in the period prior to the Certificate Trust Termination Date. In addition, if on any Record Date on or after the Certificate Trust Termination Date, the Aggregate Principal Balance is less than the Required Principal Balance, Transferor shall designate Supplemental Accounts from any Approved Portfolio to be included as Accounts in a sufficient amount such that the Aggregate Principal Balance will be equal to or greater than the Required Principal Balance. Receivables from all such Supplemental Accounts shall be transferred to the Trust on or before the tenth Business Day following such thirty-day period or Record Date, as the case may be. In lieu of, or in addition to, designating Supplemental Accounts as required above, Transferor may convey to the Trust participations or trust certificates representing undivided legal or beneficial interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts or other revolving credit accounts owned by Transferor or any of its Affiliates and collections thereon ("PARTICIPATION INTERESTS"). Any addition of Participation Interests to the Trust (whether pursuant to this PARAGRAPH (b) or PARAGRAPH (c) below) shall be effected by an amendment hereto, dated the applicable Addition Date, pursuant to SUBSECTION 9.1(a).

         (c) PERMITTED ADDITIONS. In addition to its obligation under PARAGRAPH (b), on or after the Certificate Trust Termination Date Transferor may, but shall not be obligated to, from time to time designate Supplemental Accounts or Participation Interests to be included as Trust Assets, in either case as of the applicable Addition Date, so long as after giving effect to such addition no more than 20% of the Receivables, by outstanding balance, will be 30 or more days delinquent.

         (d) CERTAIN CONDITIONS FOR ADDITIONS OF SUPPLEMENTAL ACCOUNTS AND PARTICIPATION INTERESTS. Transferor agrees that any transfer of Receivables from Supplemental Accounts or Participation Interests under PARAGRAPHS (b) or
(c) shall occur only upon satisfaction of the following conditions (to the extent applicable):

                  (i) on or before the tenth Business Day prior to the Addition Date (the "NOTICE DATE"), Transferor shall give Owner Trustee, Indenture Trustee, each Rating Agency and Servicer written notice that such Supplemental Accounts or Participation Interests will be included, which notice shall specify the approximate aggregate amount of the Receivables or Participation Interests to be transferred; and, in the case of any transfer pursuant to PARAGRAPH
         (c), the Rating Agency Condition shall have been satisfied;

                  (ii) on or before the Addition Date, Transferor shall have delivered to Owner Trustee a written assignment (including an acceptance by Owner Trustee on behalf of Issuer) in substantially the form of EXHIBIT A (the "ASSIGNMENT") and the Credit Card Originator shall have indicated in its computer files that the Receivables created in connection with the Supplemental Accounts have been transferred to Issuer and, within five Business Days thereafter, Transferor shall have delivered to Owner Trustee an Account Schedule listing such Supplemental Accounts, which as of the date of such Assignment, shall be deemed incorporated into and made a part of such Assignment and this Agreement;

                  (iii) Transferor shall represent and warrant that (x) each Supplemental Account is, as of the Addition Date, an Eligible Account, and each Receivable in such Supplemental Account is, as of the Addition Cut Off Date, an Eligible Receivable, (y) no selection procedures believed by Transferor to be materially adverse to the interests of the Noteholders were utilized in selecting the Additional Accounts from the available Eligible Accounts in an Approved Portfolio, and (z) as of the Addition Date, Transferor is not insolvent;

                  (iv) Transferor shall represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid transfer and assignment to the Trust of all right, title and interest of Transferor in and to the Receivables then existing and thereafter created in the Supplemental Accounts, and all proceeds of such Receivables and Insurance Proceeds relating thereto and such Receivables and all proceeds thereof and Insurance Proceeds and Recoveries relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under Transferor or any of its Affiliates, except for (i) Liens permitted under SECTION 2.5(b),
         (ii) the interest of the Holders of the Transferor Interest and (iii) Transferor's right to receive interest accruing on, and investment earnings in respect of, the Excess Funding Account, or any Series Account as provided in this Agreement, the Indenture and any Indenture Supplement or (y) a grant of a security interest in such property to Issuer, which is enforceable with respect to then existing Receivables in the Supplemental Accounts, the proceeds thereof and Insurance Proceeds and Recoveries relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Supplemental Accounts conveyed on such Addition Date, the proceeds thereof and Insurance Proceeds and Recoveries relating thereto upon such creation; and (z) if the Assignment constitutes the grant of a security interest to Issuer in such property, upon the filing of a financing statement as described in
         SECTION 2.1 with respect to such Supplemental Accounts and in the case of the Receivables thereafter created in such Supplemental Accounts and the proceeds thereof, and Insurance Proceeds and Recoveries relating thereto, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC), except for Liens permitted under SECTION 2.5(b);

                  (v) Transferor shall deliver an Officer's Certificate to Indenture Trustee confirming the items set forth in CLAUSE (ii); and

                  (vi) Transferor shall deliver an Opinion of Counsel with respect to the Receivables in the Supplemental Accounts to Indenture Trustee (with a copy to each Rating Agency) substantially in the form of EXHIBIT D-2.

         (e) ADDITIONAL APPROVED PORTFOLIOS. On and after the Certificate Trust Termination Date, Transferor may from time to time designate additional portfolios of accounts as "Approved Portfolios" if the Rating Agency Condition is satisfied with respect to that designation (except as to any Series or Class that expressly waives this requirement in the applicable Indenture Supplement). Transferor agrees that prior to any transfer of Receivables from Automatic Additional Accounts arising in a portfolio that is designated as an Approved Portfolio pursuant to the immediately preceding sentence Transferor shall satisfy the following requirements:

                  (i) on or before the tenth Business Day prior to the Addition Date, Transferor shall give Owner Trustee, Indenture Trustee, each Rating Agency and Servicer written notice that such Automatic Additional Accounts will be included;

                  (ii) on or before the Addition Date, Transferor shall have delivered to Owner Trustee a written Assignment (including an acceptance by Owner Trustee on behalf of Issuer) substantially in the form of EXHIBIT A (with appropriate modifications) and the Credit Card Originator shall have indicated in its computer files that the Receivables created in connection with the Automatic Additional Accounts have been transferred to the Trust;

                  (iii) Transferor shall represent and warrant that (x) each Automatic Additional Account is, as of the Addition Date, an Eligible Account, and each Receivable in such Automatic Additional Account is, as of the Addition Date, an Eligible Receivable, (y) no selection procedures believed by Transferor to be materially adverse to the interests of the Noteholders were utilized in selecting the new Approved Portfolio, and (z) as of the Addition Date, Transferor is not insolvent;

                  (iv) Transferor shall represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid transfer and assignment to the Trust of all right, title and interest of Transferor in and to the Receivables then existing and thereafter created in the Automatic Additional Accounts, and all proceeds of such Receivables and Insurance Proceeds relating thereto and such Receivables and all proceeds thereof and Insurance Proceeds and Recoveries relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under Transferor or any of its Affiliates, except for (i) Liens permitted under SECTION 2.5(b),
         (ii) the interest of the Holders of the Transferor Interest and (iii) Transferor's right to receive interest accruing on, and investment earnings in respect of, the Excess Funding Account, or any Series Account as provided in this Agreement, the Indenture and any Indenture Supplement or (y) a grant of a security interest in such property to Issuer, which is enforceable with respect to then existing Receivables in the Automatic Additional Accounts, the proceeds thereof and Insurance Proceeds and Recoveries relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Automatic Additional Accounts conveyed on such Addition Date, the proceeds thereof and Insurance Proceeds and Recoveries relating thereto upon such creation; and (z) if the Assignment constitutes the grant of a security interest to Issuer in such property, upon the filing of a financing statement as described in SECTION 2.1 with respect to such Automatic Additional Accounts and in the case of the Receivables thereafter created in such Automatic Additional Accounts and the proceeds thereof, and Insurance Proceeds and Recoveries relating thereto, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC), except for Liens permitted under SECTION 2.5(b);

                  (v) Transferor shall deliver an Officer's Certificate to Indenture Trustee confirming the items set forth in CLAUSE (ii); and

                  (vi) Transferor shall deliver an Opinion of Counsel with respect to the Receivables in the Automatic Additional Accounts to Indenture Trustee (with a copy to each Rating Agency) substantially in the form of EXHIBIT D-2 (with appropriate modifications).

         Section 2.7 REMOVAL OF ACCOUNTS.

         (a) On any day of any Monthly Period after the Certificate Trust Termination Date, Transferor shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts then owned by the Credit Card Originator and designated by Transferor (the "REMOVED ACCOUNTS") or

Participation Interests (unless otherwise set forth in the applicable Indenture Supplement), upon satisfaction of the following conditions:

                  (i) on or before the tenth Business Day immediately preceding the Removal Date (the "REMOVAL NOTICE DATE") Transferor shall have given Owner Trustee, Servicer, each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Indenture Supplement written notice of such removal and specifying the date for removal of the Removed Accounts and Participation Interests (the "REMOVAL DATE"); Transferor shall provide each Rating Agency with such additional information relating to such removal as the Rating Agency shall reasonably request;

                  (ii) with respect to Removed Accounts, on or prior to the date that is 10 Business Days after the Removal Date, Transferor shall have delivered to Owner Trustee an Account Schedule listing the Removed Accounts and specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding, and the aggregate amount of Principal Receivables outstanding in such Account;

                  (iii) with respect to Removed Accounts, Transferor shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to PARAGRAPH (ii), as of the Removal Date, is true and complete in all material respects;

                  (iv) with respect to any removal pursuant to SECTION 2.7(b) that is being made as a result of the applicable Merchant exercising a purchase right as to which Transferor has no reasonable control (an "INVOLUNTARY REMOVAL"), Transferor shall use reasonable efforts to satisfy the Rating Agency Condition; and as to any other removal, the Rating Agency Condition shall have been satisfied;

                  (v) Transferor shall have delivered to Trustee and any Enhancement Provider entitled thereto pursuant to the relevant Indenture Supplement an Officer's Certificate, dated as of the Removal Date, to the effect that Transferor reasonably believes that (A) in the case of any removal other than an Involuntary Removal, such removal will not, based on the facts known to such officer at the time of such certification, then or thereafter cause an Early Amortization Event to occur with respect to any Series, (B) in the case of any Involuntary Removal, Transferor has used reasonable efforts to avoid having such removal result in an Early Amortization Event and (C) in either case,
         (i) no selection procedure believed by Transferor to be materially adverse to the interests of the Noteholders has been used in removing Removed Accounts from among any pool of Accounts or Participation Interests of a similar type (it being understood that Transferor will not be deemed to have used such an adverse selection procedure in connection with any Involuntary Removal); and (ii) Accounts (or administratively convenient groups of Accounts, such as billing cycles) were chosen for removal on a random basis or another basis that Transferor believes is consistent which achieving derecognition of the Receivables under GAAP;

                  (vi) in the case of any removal pursuant to SECTION 2.7(a), the aggregate Principal Receivables in the Removed Accounts shall not exceed the lesser of (A) the excess of the Transferor Amount over the Minimum Transferor Amount or (B) the excess of the Aggregate Principal Balance over the Required Principal Balance, all measured as of the end of the most recently ended Monthly Period;

                  (vii) in the case of any removal pursuant to SECTION 2.7(b), the removal shall not cause the Transferor Amount to be less than the Minimum Transferor Amount or cause the Aggregate Principal Balance to be less than the Required Principal Balance; and

                  (viii) such removal shall not cause a decrease in the sum of the Collateral Amounts for all outstanding Series.

         Upon satisfaction of the above conditions, Owner Trustee shall execute and deliver to Transferor or its designee a written reassignment in substantially the form of EXHIBIT B (the "REASSIGNMENT") and shall, without further action, be deemed to transfer, assign, set over and otherwise convey to Transferor or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts or the Participation Interests, all moneys due and to become due and all amounts received with respect thereto and all proceeds thereof. In addition, Trustee shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Transferor to effect the conveyance of Receivables pursuant to this Section.

         (b) After the Certificate Trust Termination Date, Transferor may from time to time designate as Removed Accounts any Accounts designated for purchase by a Merchant pursuant to the terms of the related Credit Card Processing Agreement. Any repurchase of the Receivables in Removed Accounts designated pursuant to this SECTION 2.7(b) shall be effected in the manner and at a price determined in accordance with SECTION 2.4(e), as if the Receivables being repurchased were Ineligible Receivables. Amounts deposited in the Collection Account in connection therewith shall be deemed to be Collections of Principal Receivables and shall be applied in accordance with the terms of Article VIII of the Indenture and each Indenture Supplement.

         Section 2.8 DISCOUNT OPTION. (a) Transferor shall have the option to designate at any time a fixed or floating percentage (the "DISCOUNT PERCENTAGE") of the amount of Receivables arising in the Accounts on or after the date such designation becomes effective that would otherwise constitute Principal Receivables (prior to subtracting from Principal Receivables, Finance Charge Receivables that are Discount Option

Receivables) to be treated as Finance Charge Receivables. Transferor may from time to time increase (subject to the limitations described below), reduce or eliminate the Discount Percentage for Discount Option Receivables arising in the Accounts on and after the date of such change. Transferor must provide 30 days' prior written notice to Servicer, Issuer, Indenture Trustee and each Rating Agency of any such increase, reduction or elimination, and such increase, reduction or elimination shall become effective on the date specified therein only if (i) Transferor has delivered to Indenture Trustee an Officer's Certificate to the effect that, based on the facts known to such officer at the time, Transferor reasonably believes that such increase, reduction or elimination will not at the time of its occurrence cause an Early Amortization Event, or an event which with notice or the lapse of time would constitute an Early Amortization Event, to occur with respect to any Series and (ii) in the case of any increase, the Discount Percentage shall not exceed 3% after giving effect to that increase, unless the Rating Agency Condition has been satisfied with respect to the increase.

         (b) On each Date of Processing after the date on which Transferor's exercise of its discount option takes effect, Transferor shall treat Discount Option Receivables Collections as Collections of Finance Charge Receivables.

         Section 2.9 ADDITIONAL TRANSFERORS. Transferor may designate additional or substitute Persons to be included as Transferors under this Agreement by an amendment to this Agreement (which amendment shall be subject to SECTION 9.1 and to any applicable restrictions in the Indenture Supplement for any outstanding Series) and in connection with such designation, the initial Transferor shall transfer a portion of the Transferor Interest to such additional Transferor reflecting such additional Transferor's interest in the Transferor Interest; PROVIDED that prior to any such designation and issuance the conditions set forth in Section 3.4(b) of Trust Agreement shall have been satisfied with respect to a transfer of Transferor's Interest.

         Section 2.10 ADDITIONAL CREDIT CARD ORIGINATORS. Transferor may designate additional Persons as Credit Card Originators under this Agreement by an amendment to this Agreement (which amendment shall be subject to SECTION 9.1 and to any applicable restrictions in the Indenture Supplement for any outstanding Series).

                                   ARTICLE III

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

         Prior to the Certificate Trust Termination Date, the Receivables shall be serviced as provided in the Pooling and Servicing Agreement, and this ARTICLE III will have no effect. On and after the Certificate Trust Termination Date:

         Section 3.1 ACCEPTANCE OF APPOINTMENT AND OTHER MATTERS RELATING TO SERVICER.

         (a) WFN agrees to act as Servicer under this Agreement. The Noteholders by their acceptance of the Notes consent to WFN acting as Servicer.

         (b) Subject to the provisions of this Agreement, Servicer shall service and administer the Receivables, shall collect payments due under the Receivables and shall charge off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing credit card and other consumer open end credit receivables comparable to the Receivables and in accordance with the Credit Card Guidelines. Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, subject to SECTION 7.1, and provided WFN is Servicer, Servicer or its designee (rather than Indenture Trustee or Owner Trustee) is hereby authorized and empowered (i) to make withdrawals from the Collection Account and any Series Account, as set forth in this Agreement, the Indenture or any Indenture Supplement, (ii) to instruct Indenture Trustee to make withdrawals and payments from the Collection Account and any Series Accounts in accordance with such instructions as set forth in this Agreement, the Indenture or any Indenture Supplement, (iii) to instruct Indenture Trustee in writing as provided herein, (iv) to take any action required or permitted under any Enhancement, as set forth in this Agreement, the Indenture or any Indenture Supplement and
(v) to execute and deliver, on behalf of Issuer for the benefit of the Noteholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables. Without limiting the generality of the foregoing and subject to
SECTION 7.1, Servicer or its designee is authorized and empowered to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities laws or reporting requirements. Trustee shall furnish Servicer with any powers of attorney or other documents necessary or appropriate to enable Servicer to carry out its servicing and administrative duties hereunder. Owner Trustee shall furnish Servicer with any powers of attorney and other documents necessary or appropriate to enable Servicer to carry out its servicing and administrative duties hereunder.

         (c) Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by Servicer in connection with servicing other credit card receivables.

         (d) Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines except insofar as any failure to so comply or perform would not materially and adversely affect the Trust or the Noteholders.

         (e) Servicer shall be liable for the payment, without reimbursement, of all expenses incurred in connection with the Trust and the servicing activities hereunder including expenses related to enforcement of the Receivables, fees and disbursements of Owner Trustee, Indenture Trustee, the Administrator, any Paying Agent and any Transfer Agent and Registrar (including the reasonable fees and expenses of its counsel), fees and disbursements of independent accountants and all other fees and expenses, including the costs of filing UCC continuation statements and the costs and expenses relating to obtaining and maintaining the listing of any Notes on any stock exchange, that are not expressly stated in this Agreement to be payable by the Trust, the Noteholders of a Series or Transferor (other than Federal, state, local and foreign income, franchise and other taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust).

         (f) Servicer shall maintain fidelity bond or other appropriate insurance coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as Servicer believes to be reasonable from time to time.

         Section 3.2 SERVICING COMPENSATION. As full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, Servicer shall be entitled to receive a servicing fee (the "SERVICING FEE") with respect to each Monthly Period after the Certificate Trust Termination Date, payable monthly on the related Distribution Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Series Servicing Fee Percentages with respect to each outstanding Series (based upon the Series Servicing Fee Percentage for each Series and the Collateral Amount (or such other amount as specified in the related Indenture Supplement) of such Series, in each case as of the last day of the prior Monthly Period) and (b) the amount of Principal Receivables on the last day of the prior Monthly Period. The share of the Servicing Fee allocable to each Series with respect to any Monthly Period (the "NOTEHOLDER SERVICING FEE") will be determined in accordance with the relevant Indenture Supplement. The portion of the Servicing Fee with respect to any Monthly Period not so allocated to a particular Series, or otherwise allocated in any Indenture Supplement, shall be paid from Finance Charge Collections allocable to Transferor on the related Distribution Date. In no event shall Issuer, Indenture Trustee, the Noteholders of any Series or any Enhancement Provider be liable for the share of the Servicing Fee with respect to any Monthly Period allocable to the Transferor Amount.

         Section 3.3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SERVICER. WFN, as initial Servicer, hereby makes, and any successor Servicer by its appointment hereunder shall make, on each Closing Date (and on the date of any such appointment) the following representations and warranties and covenants to Issuer on which Owner Trustee has relied in accepting the Receivables in trust, Owner Trustee has relied in executing the Notes and Indenture Trustee has relied in authenticating Notes:

         (a) ORGANIZATION AND GOOD STANDING. Servicer is a national banking association (or with respect to such Successor Servicer, such other corporate entity as may be applicable) duly organized, validly existing and in good standing under the laws of the United States, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

         (b) DUE QUALIFICATION. Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Noteholders.

         (c) DUE AUTHORIZATION. The execution, delivery, and performance of this Agreement have been duly authorized by Servicer by all necessary corporate action on the part of Servicer.

         (d) BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of Servicer, enforceable against Servicer in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws now or hereafter in effect (or with respect to such Successor Servicer, such other corporate entity as may be applicable) and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         (e) NO VIOLATION. The execution and delivery of this Agreement by Servicer, the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof applicable to Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Servicer is a party or by which it or any of its properties are bound.

         (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of Servicer, threatened against Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents, seeking any determination or ruling that, in the reasonable judgment of Servicer, would materially and adversely affect the performance by Servicer of its obligations under this Agreement and the other Transaction Documents, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement and the other Transaction Documents.

         (g) COMPLIANCE WITH REQUIREMENTS OF LAW. Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the related Accounts, will maintain in effect all qualifications required under Requirements of Law in order to properly service the Receivables and the related Accounts and will comply in all material respects with all other Requirements of Law in connection with servicing the Receivables and the related Accounts, the failure to comply with which would have a material adverse effect on the interests of the Noteholders.

         (h) NO RESCISSION OR CANCELLATION. Servicer shall not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in the ordinary course of its business and in accordance with the Credit Card Guidelines. Servicer shall reflect any such rescission or cancellation in its computer file of revolving credit card accounts. In addition, Servicer may waive the accrual and/or payment of certain Finance Charge Receivables in respect of certain past due Accounts, the Obligors of which have enrolled with a consumer credit counseling service, and the Receivables in such Accounts shall not fail to be Eligible Receivables solely as a result of such waiver.

         (i) PROTECTION OF HOLDERS' RIGHTS. Servicer shall take no action which, nor omit to take any action the omission of which, would materially impair the rights of Holders in any Receivable or Account, nor shall it, except in the ordinary course of its business and in accordance with the Credit Card Guidelines, reschedule, revise or defer Collections due on the Receivables.

         (j) RECEIVABLES NOT TO BE EVIDENCED BY PROMISSORY NOTES. Except in connection with its enforcement or collection of an Account, Servicer will take no action to cause any Receivable to be evidenced by any instrument, other than an instrument that, taken together with one or more other writings, constitutes chattel paper and, if any Receivable is so evidenced (whether or not in connection with the enforcement or collection of an Account), it shall be reassigned or assigned to Servicer as provided in this Section.

         (k) ALL CONSENTS REQUIRED. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by Servicer of this Agreement, the performance by Servicer of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment by Servicer of the terms hereof and thereof have been obtained; PROVIDED that Servicer makes no representation or warranty as to state securities or "blue sky" laws.

         (l) MAINTENANCE OF RECORDS AND BOOKS OF ACCOUNT. Servicer shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable for the collection of all the Receivables. Such documents, books and computer records shall reflect all facts giving rise to the Receivables, all payments and credits with respect thereto, and, to the extent required pursuant to SECTION 2.1, such documents, books and computer records shall indicate the interests of Issuer in the Receivables.

         As of the Certificate Trust Termination Date, Servicer agrees that all representations and warranties made by it in its capacity as Servicer under the Pooling and Servicing Agreement with respect to any Account or Receivable pursuant to Section 3.3 of the Pooling and Servicing Agreement shall be deemed for all purposes to have been made by Servicer to Issuer pursuant to this Agreement as of the day when each was made or deemed made, as if this Agreement had been in effect on that day.

         After the Certificate Trust Termination Date, if any of the representations, warranties or covenants of Servicer contained in PARAGRAPH
(g), (h), (i) or (j) of this SECTION 3.3 or PARAGRAPHS (g) (h), (i) or (j) of
Section 3.3 of the Pooling and Servicing Agreement with respect to any Receivable or the related Account is breached, and as a result of such breach Issuer's rights in, to or under any Receivables in the related Account or the proceeds of such Receivables are materially impaired or such proceeds are not available for any reason to Issuer free and clear of any Lien, then no later than the expiration of 60 days (or such longer period, not in excess of 150 days, as may be agreed to by Trustee) from the earlier to occur of the discovery of such event by Servicer, or receipt by Servicer of notice of such event given by Indenture Trustee, all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to Servicer as set forth below; PROVIDED that such Receivables will not be reassigned or assigned to Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) Servicer shall have delivered an Officer's Certificate describing the nature of such breach and the manner in which such breach was cured.

         Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds prior to the next succeeding Business Day in an amount equal to the amount of such Receivables, which deposit shall be considered a Collection with respect to such Receivables and shall be applied in accordance with Article VIII of the Indenture and each Indenture Supplement.

         Upon each such assignment to Servicer, Issuer shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to Servicer, without recourse, representation or warranty all right, title and interest of Issuer in and to such Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. Issuer and Owner Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by Servicer to effect the conveyance of any such Receivables pursuant to this Section. The obligation of Servicer to accept assignment of such Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Issuer, Owner Trustee, Holders (or Indenture Trustee on behalf of the Noteholders) or any Enhancement Provider.

         Section 3.4 REPORTS AND RECORDS FOR INDENTURE TRUSTEE.

         (a) DAILY REPORTS. On the second Business Day immediately following each Date of Processing, Servicer shall prepare and make available at the office of Servicer for inspection by Indenture Trustee a report (the "DAILY REPORT") that shall set forth (i) the aggregate amounts of Collections, Collections with respect to Principal Receivables and Collections with respect to Finance Charge Receivables processed by Servicer on such Date of Processing, (ii) the aggregate amount of Defaulted Receivables for such Date of Processing, and (iii) the aggregate amount of Principal Receivables in the Receivables Trust as of such Date of Processing.

         (b) MONTHLY SERVICER'S CERTIFICATE. Unless otherwise stated in any Indenture Supplement as to the related Series, on each Determination Date, Servicer shall forward to Indenture Trustee, the Paying Agent, each Rating Agency and each Enhancement Provider, if any, a certificate of a Servicing Officer setting forth (i) the aggregate amounts for the preceding Monthly Period with respect to each of the items specified in CLAUSE (i) of SECTION 3.4(a), (ii) the aggregate Defaulted Receivables and Recoveries for the preceding Monthly Period, (iii) a calculation of the Portfolio Yield and Base Rate for each Series then outstanding, (iv) the aggregate amount of Receivables and the balance on deposit in the Collection Account (or any subaccount thereof) or any Series Account applicable to any Series then outstanding with respect to Collections processed as of the end of the last day of the preceding Monthly Period, (v) the aggregate amount of adjustments from the preceding Monthly Period, (vi) the aggregate amount, if any, of withdrawals, drawings or payments under any Enhancement with respect to each Series required to be made with respect to the previous Monthly Period, (vii) the sum of all amounts payable to the Noteholders on the succeeding Distribution Date in respect of interest and principal payable with respect to the Notes and (viii) such other amounts, calculations, and/or information as may be required by any relevant Indenture Supplement.

         (c) TRANSFERRED ACCOUNTS. Servicer covenants and agrees hereby to deliver to Indenture Trustee, on or prior to the Automatic Addition Termination Date or any Automatic Addition Suspension Date (but in the latter case, prior to a Restart Date) within a reasonable time period after any Transferred Account is created, but in any event not later than 15 days after the end of the month within which the Transferred Account is created, a notice specifying the new account number for any Transferred Account and the replaced account number.

         Section 3.5 ANNUAL SERVICER'S CERTIFICATE. Unless Servicer has been relieved of all of its obligations under this Agreement because the final Series has been repaid during the prior calendar year, Servicer shall deliver to Indenture Trustee, any Enhancement Provider and any Rating Agency on or before the 90th day following the end of Servicer's fiscal year in which the Certificate Trust Termination Date occurs and each subsequent fiscal year, an Officer's Certificate substantially in the form of EXHIBIT C.

         Section 3.6 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.

         (a) On or before the 90th day following the end of Servicer's fiscal year in which the Certificate Trust Termination Date occurs and each subsequent fiscal year, Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to Servicer, the Credit Card Originator or Transferor) to furnish a report (addressed to Indenture Trustee) to Indenture Trustee, Servicer and each Rating Agency to the effect that they have applied certain procedures with Servicer and such firm has examined certain documents and records relating to the servicing of Accounts under this Agreement, compared the information contained in Servicer's certificates delivered pursuant to this Agreement during the period covered by such report with such documents and records and that, on the basis of such agreed upon procedures (and assuming the accuracy of any reports generated by Servicer's third party agents), such servicing was conducted in compliance with this Agreement during the period covered by such report (which shall be the prior fiscal year, or the portion thereof falling after the Certificate Trust Termination Date), except for such exceptions, errors or irregularities as such firm shall believe to be immaterial and such other exceptions, errors or irregularities as shall be set forth in such report. Such report shall set forth the agreed upon procedures performed. A copy of such report shall be delivered to each Enhancement Provider, if any, entitled thereto pursuant to the relevant Indenture Supplement.

         (b) On or before the 90th day following the end of Servicer's fiscal year in which the Certificate Trust Termination Date occurs and each subsequent fiscal year, Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to Servicer, Credit Card Originator or Transferor) to furnish a report to Indenture Trustee, Servicer and each Rating Agency to the effect that they have applied certain procedures agreed upon with Servicer to compare the mathematical calculations of certain amounts set forth in Servicer's Certificates delivered pursuant to SECTION 3.4(c) during the period covered by such report with Servicer's computer reports which were the source of such amounts and that on the basis of such agreed upon procedures and comparison, such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. A copy of such report shall be delivered to each Enhancement Provider, if any, entitled thereto pursuant to the relevant Indenture Supplement.

         (c) A copy of each certificate and report provided pursuant to
SECTION 3.4(b), 3.5 or 3.6 or the corresponding section of the Pooling and Servicing Agreement may be obtained by any Noteholder or Note Owner by a request to Indenture Trustee addressed to the Corporate Trust Office.

         (d) In the event such firm rendering a report under this SECTION 3.6 requires Indenture Trustee to agree to the procedures performed by such firm, Servicer shall direct Indenture Trustee in writing to so agree; it being understood and agreed that Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of Servicer, and Indenture Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         Section 3.7 TAX TREATMENT. Transferor has structured this Agreement and the Notes to facilitate a secured, credit-enhanced financing on favorable terms with the intention that the Notes will constitute indebtedness of Transferor for federal income and state and local income and franchise tax purposes; and Transferor and each Noteholder by acceptance of its Note (and each Note Owner, by its acceptance of an interest in the applicable Note) agrees to recognize and report the Notes as indebtedness of Transferor for purposes of federal, state and local income and franchise taxes and any other tax imposed on or measured by gross or net income, and to report all receipts and payments relating thereto in a manner that is consistent with such characterization.

         Section 3.8 NOTICES TO TRANSFEROR. If WFN is no longer acting as Servicer, any Successor Servicer appointed pursuant to SECTION 7.2 shall deliver or make available to Transferor each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to SECTIONS 3.4(b), 3.5 and 3.6.

         Section 3.9 ADJUSTMENTS.

         (a) If Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to an accountholder, or because such Receivable was created in respect of merchandise which was refused or returned by an accountholder, or if Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of Principal Receivables used to calculate the Transferor Amount or the Allocation Percentages applicable to any Series will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Transferor Amount and the Allocation Percentages applicable to any Series will be reduced by the amount of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant of Transferor contained in SECTION 2.5(b) has been breached. Any adjustment required pursuant to either of the two preceding sentences shall be made on the first Business Day after the Date of Processing for the event giving rise to such adjustment. If, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount would be less than the Specified the Transferor Amount, not later than the close of business on such first Business Day, Transferor shall make a deposit into the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be less than the Specified the Transferor Amount (up to the amount of such Principal Receivables). Any amount deposited into the Excess Funding Account pursuant to the preceding sentence shall be considered Collections of Principal Receivables and shall be applied in accordance with
Article VIII of the Indenture and each Indenture Supplement.

         (b) If (i) Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by Servicer in the form of a check which is not honored for any reason or (ii) Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, any adjustments made pursuant to this paragraph will be reflected in a current report but will not change any amount of Collections previously reported pursuant to SECTION 3.4(b).

         Section 3.10 REPORTS TO THE COMMISSION. Servicer shall, on behalf of Issuer, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder. Transferor shall, at its own expense, cooperate in any reasonable request of Servicer in connection with such filings. Issuer agrees to cooperate with Servicer in connection with such filings.

                                   ARTICLE IV

                      OTHER MATTERS RELATING TO TRANSFEROR

         Section 4.1 LIABILITY OF TRANSFEROR. Transferor shall be liable in accordance herewith to the extent, and only to the extent, of the obligations specifically undertaken by it in its capacity as Transferor hereunder.

         Section 4.2 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, TRANSFEROR ETC.

         (a) Transferor shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:

                  (i) the Person formed by such consolidation or into which Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of Transferor substantially as an entirety shall be, if Transferor is not the surviving entity, an entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if Transferor is not the surviving entity, such entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Owner, in form reasonably satisfactory to Owner Trustee, the performance of every covenant and obligation of Transferor hereunder;

                  (ii) Transferor has delivered to Indenture Trustee (A) an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with, and (B) an Opinion of Counsel to the effect that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (iii) Transferor shall have delivered to Indenture Trustee and each Rating Agency a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto;

                  (iv) in connection with any merger or consolidation, or any conveyance or transfer referred to above, the business entity into which Transferor shall merge or consolidate, or to which such conveyance or transfer is made, shall be (x) a business entity that may not become a debtor in any case, action or other proceeding under Title 11 of the United States Code or (y) a special-purpose corporation, the powers and activities of which shall be limited to the performance of Transferor's obligations under this Agreement and the other Transaction Documents; and

                  (v) if Transferor is not the surviving entity, the surviving entity shall file new UCC-1 financing statements with respect to the interest of Issuer in the Receivables and the Collateral Certificate, if any.

         (b) This SECTION 4.2 shall not be construed to prohibit or in any way limit Transferor's ability to effectuate any consolidation or merger pursuant to which Transferor would be the surviving entity.

         (c) Transferor shall notify each Rating Agency promptly after any consolidation, merger, conveyance or transfer effected pursuant to this
SECTION 4.2;

         (d) The obligations of Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of Transferor hereunder except in each case in accordance with (i) the provisions of the foregoing paragraphs, (ii) SECTION 2.9 of this Agreement or Section 3.4 of the Trust Agreement or (iii) conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (1) for which Transferor delivers an Officer's Certificate to Indenture Trustee indicating that Transferor reasonably believes that such action will not adversely affect in any material respect the interests of any Noteholder, (2) which meet the requirements of CLAUSE
(ii) of PARAGRAPH (a) and (3) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to Owner Trustee and Indenture Trustee in writing in form satisfactory to Owner Trustee and Indenture Trustee, the performance of every covenant and obligation of Transferor thereby conveyed.

         Section 4.3 LIMITATION ON LIABILITY OF TRANSFEROR. Subject to
SECTION 4.1, neither Transferor, any Holder of the Transferor Interest nor any of their directors, officers, employees or agents of Transferor acting in such capacities shall be under any liability to Issuer, Owner Trustee, the Holders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in good faith in their capacities as Transferor pursuant to this Agreement; PROVIDED that this provision shall not protect Transferor, any Holder of the Transferor Interest or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Transferor and any director, officer, employee or agent of Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than Transferor) respecting any matters arising hereunder.

                                    ARTICLE V

                       OTHER MATTERS RELATING TO SERVICER

         Section 5.1 LIABILITY OF SERVICER. Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Servicer in such capacity herein.

         Section 5.2 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SERVICER.

         (a) Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                  (i) the Person formed by such consolidation or into which Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of Servicer substantially as an entirety shall be a corporation or a banking association organized and existing under the laws of the United States of America or any State or the District of Columbia and, if Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to Owner Trustee in form satisfactory to Owner Trustee, the performance of every covenant and obligation of Servicer hereunder;

                  (ii) Servicer has delivered to Indenture Trustee (A) an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with, and (B) an Opinion of Counsel to the effect that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

                  (iii) either (x) the entity formed by such consolidation or into which Servicer is merged or the Person which acquired by conveyance or transfer the properties and assets of Servicer substantially as an entirety shall be an Eligible Servicer (taking into account, in making such determination, the experience and operations of the predecessor Servicer) or (y) upon the effectiveness of such consolidation, merger, conveyance or transfer, a Successor Servicer shall have assumed the obligations of Servicer in accordance with this Agreement;

         (b) This SECTION 5.2 shall not be construed to prohibit or in any way limit Servicer's ability to effectuate any consolidation or merger pursuant to which Servicer would be the surviving entity.

         (c) Servicer shall notify each Rating Agency promptly after any consolidation, merger, conveyance or transfer effected pursuant to this
SECTION 5.2.

         Section 5.3 LIMITATION ON LIABILITY OF SERVICER AND OTHERS. Except as provided in SECTION 5.4 with respect to Issuer and Owner Trustee and
SECTION 6.7 of the Indenture with respect to Indenture Trustee, neither Servicer nor any of the directors, officers, employees or agents of Servicer in its capacity as Servicer shall be under any liability to Issuer, Owner Trustee, Indenture Trustee, the Holders, any Enhancement Providers or any other person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement; PROVIDED that this provision shall not protect Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Servicer and any director, officer, employee or agent of Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than Servicer) respecting any matters arising hereunder. Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Holders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Holders hereunder.

         Section 5.4 INDEMNIFICATION OF ISSUER AND OWNER TRUSTEE. Servicer shall indemnify and hold harmless Issuer and Owner Trustee and their respective officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury (i) suffered or sustained by reason of any acts or omissions of Servicer with respect to Issuer pursuant to this Agreement, and (ii) arising from or incurred in connection with Owner Trustee's administration of Issuer and the performance of its duties hereunder or under the Indenture or Indenture Supplements or any transaction or document contemplated in connection herewith or therewith including any judgment, award, settlement, reasonable attorneys' fees and expenses and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; PROVIDED that (a) Servicer shall not indemnify Owner Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by Owner Trustee,
(b) Servicer shall not indemnify Issuer, the Noteholders or the Note Owners for any liabilities, costs or expenses of Issuer with respect to any action taken by Owner Trustee at the request of the Noteholders, (c) Servicer shall not indemnify Issuer, the Noteholders or the Note Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including losses with respect to market or investment risks associated with ownership of the Notes or losses incurred as a result of Defaulted Receivables and (d) Servicer shall not indemnify Issuer, the Noteholders or the Note Owners for any liabilities, costs or expenses of Issuer, the Noteholders or the Note Owners arising under any tax law, including any Federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by Issuer, the Noteholders or the Note Owners in connection herewith to any taxing authority. Indemnification pursuant to this Section shall not be payable from the Trust Assets. The provisions of this indemnity shall run directly to and be enforceable by an indemnitee subject to the limitations hereof. This
SECTION 5.4 shall survive the termination of this Agreement and the earlier removal or resignation of Owner Trustee.

         Servicer shall indemnify Indenture Trustee as provided in Section
6.7 of the Indenture.

         Section 5.5 SERVICER NOT TO RESIGN. Servicer shall not resign from the obligations and duties hereby imposed on it except (x) upon the determination that (i) the performance of its duties hereunder is no longer permissible under Requirements of Law (other than the charter and by-laws of Servicer) and (ii) there is no reasonable action which Servicer could take to make the performance of its duties hereunder permissible under such Requirements of Law or (y) as may be required, in connection with Servicer's consolidation with, or merger into any other corporation or Servicer's conveyance or transfer of its properties and assets substantially as an entirety to any person in each case, in accordance with SECTION 5.2. Any determination permitting the resignation of Servicer pursuant to clause (x) above shall be evidenced by an Opinion of Counsel to such effect delivered to Indenture Trustee. No resignation shall become effective until Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of Servicer in accordance with SECTION 7.2. If within 120 days of the date of the determination that Servicer may no longer act as Servicer, and if Indenture Trustee is unable to appoint a Successor Servicer, Indenture Trustee shall serve as Successor Servicer. Notwithstanding the foregoing, Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of credit card accounts as the Successor Servicer hereunder. Indenture Trustee shall give prompt notice to each Rating Agency and each Enhancement Provider, if any, entitled thereto under the applicable Indenture Supplement upon the appointment of a Successor Servicer.

         Section 5.6 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE RECEIVABLES. Servicer shall provide to Indenture Trustee access to the documentation regarding the Accounts and the Receivables in such cases where Indenture Trustee is required in connection with the enforcement of the rights of the Noteholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to Servicer's normal security and confidentiality procedures and (iv) at offices designated by Servicer. Nothing in this SECTION 5.6 shall derogate from the obligation of each Credit Card Originator, Transferor, Indenture Trustee and Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of Servicer to provide access as provided in this SECTION 5.6 as a result of such obligation shall not constitute a breach of this SECTION 5.6.

         Section 5.7 DELEGATION OF DUTIES. In the ordinary course of business, Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit Card Guidelines and this Agreement. Any such delegations shall not relieve Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of SECTION 5.5, and Servicer shall remain jointly and severally liable with such Person for any amounts which would otherwise be payable pursuant to this ARTICLE V as if Servicer had performed such duty; PROVIDED that in the case of any significant delegation to a Person other than an Affiliate of WFN, at least 30 days' prior written notice shall be given to Indenture Trustee, each Rating Agency and each Enhancement Provider, if any, entitled thereto pursuant to the relevant Indenture Supplement, of such delegation to any entity that is not an Affiliate of Servicer.

                                   ARTICLE VI

                                INSOLVENCY EVENTS

         Section 6.1 RIGHTS UPON THE OCCURRENCE OF AN INSOLVENCY EVENT. If an Insolvency Event occurs with respect to Transferor or any Holder of the Transferor Interest (excluding any Supplemental Interest), Transferor shall on the day any such event occurs, immediately cease to transfer Principal Receivables, or interests in Principal Receivables represented by any Participation Interests to Issuer and shall promptly give notice to Indenture Trustee, Owner Trustee and the Rating Agencies thereof. Notwithstanding any cessation of the transfer to Issuer of additional Principal Receivables or any Participation Interests, Principal Receivables or any Participation Interests transferred to Issuer prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Participation Interests, and Finance Charge Receivables whenever created accrued in respect of such Principal Receivables, shall continue to be property of Issuer.

                                   ARTICLE VII

                                SERVICER DEFAULTS

         Section 7.1 SERVICER DEFAULTS. If any one of the following events (a "SERVICER DEFAULT") shall occur and be continuing after the Certificate Trust Termination Date:

         (a) any failure by Servicer to make any payment, transfer or deposit or to give instructions or notice to Indenture Trustee on or before the date occurring five Business Days after the date such payment, transfer, deposit, or such instruction or notice is required to be made or given by Servicer, as the case may be, under the terms of this Agreement, the Indenture or any Indenture Supplement; or

         (b) failure on the part of Servicer duly to observe or perform in any material respect any other covenants or agreements of Servicer set forth in this Agreement which has a material adverse effect on the Noteholders of any Series or Class
(which determination shall be made without regard to whether funds are then available pursuant to any Enhancement), which continues unremedied for a period of 60 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to Servicer by Indenture Trustee, or to Servicer and Indenture Trustee by the Noteholders holding not less than 25% of the Outstanding Amount (or, with respect to any failure that does not relate to all Series, 25% of the aggregate outstanding principal amount of all Series to which such failure relates); or Servicer shall delegate its duties under this Agreement except as permitted by SECTION
5.2 or 5.7, a Responsible Officer of Indenture Trustee has actual knowledge of such delegation and such delegation continues unremedied for 15 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to Servicer by Indenture Trustee, or to Servicer and Indenture Trustee by Noteholders holding not less than 25% of the Outstanding Amount; or

         (c) any representation, warranty or certification made by Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Noteholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Enhancement) and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Indenture Trustee, or to Servicer and Indenture Trustee by the Noteholders holding not less than 25% of the Outstanding Amount (or, with respect to any such representation, warranty or certification that does not relate to all Series, 25% of the aggregate outstanding principal amount of all Series to which such representation, warranty or certification relates);

         (d) Servicer shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Servicer in an involuntary case under any Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or for the winding-up or liquidation of its affairs and, if instituted against Servicer, any such proceeding shall continue undismissed or unstayed and in effect, for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur; or the commencement by Servicer, of a voluntary case under any Debtor Relief Law, or such Person's consent to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or any general assignment for the benefit of creditors; or such Person or any Subsidiary of such Person shall have taken any corporate action in furtherance of any of the foregoing actions; or

         (e) with respect to any Series, any other event specified in the Indenture Supplement for such Series,

then, in the event of any Servicer Default, so long as Servicer Default shall not have been remedied, either Indenture Trustee or Noteholders holding more than 50% of the Outstanding Amount, by notice given to Servicer (and to Indenture Trustee and any Enhancement Provider entitled thereto pursuant to the relevant Indenture Supplement if given by the Noteholders) (a "TERMINATION NOTICE"), may terminate all but not less than all the rights and obligations of Servicer, as Servicer, under this Agreement and in and to the Receivables and the proceeds thereof.

         After receipt by Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by Indenture Trustee pursuant to SECTION 7.2, all authority and power of Servicer under this Agreement shall pass to and be vested in the Successor Servicer (a "SERVICE TRANSFER"); and, without limitation, Indenture Trustee is hereby authorized and empowered (upon the failure of Servicer to cooperate) to execute and deliver, on behalf of Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. Servicer agrees to cooperate with Indenture Trustee and the Successor Servicer in effecting the termination of the responsibilities and rights of Servicer to conduct servicing hereunder including the transfer to the Successor Servicer of all authority of Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by Servicer for deposit, or which have been deposited by Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds. Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this SECTION 7.1 shall require Servicer to disclose to the Successor Servicer information of any kind which Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as Servicer shall deem appropriate to protect its interests.

         Notwithstanding the foregoing, any delay in or failure of performance under SECTION 7.1(a) for a period of five Business Days or under
SECTION 7.1(b) or (c) for a period of 60 days (in addition to any period provided in SECTION 7.1(a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve Servicer from the obligation to use its best efforts to perform its obligations in a timely manner in accordance with this Agreement and Servicer shall provide Indenture Trustee, each Rating Agency, any Enhancement Provider entitled thereto pursuant to the relevant Indenture Supplement and Transferor with an Officer's Certificate giving immediate notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

         Section 7.2 INDENTURE TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) On and after the receipt by Servicer of a Termination Notice pursuant to
SECTION 7.1, Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by Indenture Trustee or until a date mutually agreed upon by Servicer and Indenture Trustee. Indenture Trustee shall, as promptly as possible after the giving of a Termination Notice, appoint an Eligible Servicer as a successor servicer (the "SUCCESSOR SERVICER"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to Indenture Trustee. If a Successor Servicer has not been appointed or has not accepted its appointment at the time when Servicer ceases to act as Servicer, Indenture Trustee without further action shall automatically be appointed the Successor Servicer. Indenture Trustee may delegate any of its servicing obligations to an Affiliate of Indenture Trustee or agent in accordance with SECTION 3.1(b) and 5.7. Notwithstanding the foregoing, Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of credit card receivables as the Successor Servicer hereunder. Indenture Trustee shall give prompt notice to each Rating Agency and each Enhancement Provider, if any, entitled thereto pursuant to the applicable Indenture Supplement upon the appointment of a Successor Servicer.

         (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities (except for liabilities arising during the period of time when the prior Servicer was performing and acting as Servicer) relating thereto placed on Servicer by the terms and provisions hereof, and all references in this Agreement to Servicer shall be deemed to refer to the Successor Servicer.


         (c) In connection with any Termination Notice, Indenture Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series; PROVIDED, HOWEVER, that the Holder of the Transferor Interest shall be responsible for payment of the portion of such aggregate Servicing Fees allocable to the Holder of the Transferor Interest and that no such monthly compensation paid out of Collections shall be in excess of such aggregate Servicing Fees. Each Holder of the Transferor Interest agrees that, if WFN (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that Transferor is entitled to receive pursuant to this Agreement or any Indenture Supplement shall be reduced by an amount sufficient to pay Transferor's share (determined by reference to the Indenture Supplements with respect to any outstanding Series) of the compensation of the Successor Servicer.

         (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of Issuer pursuant to the Trust Agreement and shall pass to and be vested in Transferor and, Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to Transferor in such electronic form as Transferor may reasonably request and shall transfer all other records, correspondence and documents to Transferor in the manner and at such times as Transferor shall reasonably request. To the extent that compliance with this SECTION 7.2 shall require the Successor Servicer to disclose to Transferor information of any kind which the Successor Servicer deems to be confidential, Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

         Section 7.3 NOTIFICATION TO NOTEHOLDERS. Within two Business Days after Servicer becomes aware of any Servicer Default, Servicer shall give notice thereof to Indenture Trustee, each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Indenture Supplement and Indenture Trustee shall give notice to the Noteholders at their respective addresses appearing in the Note Register. Upon any termination or appointment of a Successor Servicer pursuant to this ARTICLE VII, Indenture Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register.

                                  ARTICLE VIII

                                   TERMINATION

         Section 8.1 TERMINATION OF AGREEMENT. This Agreement and the respective obligations and responsibilities of Issuer, Transferor and Servicer under this Agreement shall terminate, except with respect to the duties described in SECTION 5.4, on the Trust Termination Date.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         Section 9.1       AMENDMENT; WAIVER OF PAST DEFAULTS.

         (a) This Agreement may be amended from time to time by Servicer, Transferor and Issuer, without the consent of any of Indenture Trustee or any Noteholder to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that such action shall not adversely affect in any material respect the interests of any of the Noteholders. Additionally, this Agreement may be amended from time to time by Servicer, Transferor and Issuer by a written instrument signed by each of them, without the consent of Indenture Trustee or any of the Noteholders; PROVIDED that (i) Transferor shall have delivered to Indenture Trustee and Owner Trustee an Officer's Certificate, dated the date of any such Amendment, stating that Transferor reasonably believes that such amendment will not have an Adverse Effect and
(ii) the Rating Agency Condition shall have been satisfied with respect to any such amendment. Additionally, notwithstanding the preceding sentence, this Agreement will be amended by Servicer and Issuer at the direction of Transferor without the consent of Indenture Trustee or any of the Noteholders or Enhancement Providers to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of Issuer (1) to qualify as, and to permit an election to be made to cause Issuer to be treated as, a "financial asset securitization investment trust" as described in the provisions of Section 860L of the Code, and (2) to avoid the imposition of state or local income or franchise taxes imposed on Issuer's property or its income; PROVIDED, HOWEVER, that (A) Transferor delivers to Indenture Trustee and Owner Trustee an Officer's Certificate to the effect that the proposed amendments meet the requirements set forth in this Section,
(B) the Rating Agency Condition has been satisfied, and (C) such amendment does not affect the rights, duties or obligations of Indenture Trustee or Owner Trustee hereunder. The amendments which Transferor may make without the consent of Noteholders or Enhancement Providers pursuant to the preceding sentence may include the addition of a Transferor.

         (b) This Agreement may also be amended from time to time by Servicer, Transferor and Issuer, with the consent of the Noteholders holding more than 66 2/3% of the Outstanding principal amount of the Notes of each Series affected thereby for which Transferor has not delivered an Officer's Certificate stating that there is no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions (changes in Pay Out Events or Events of Default that decrease the likelihood of the occurrence thereof shall not be considered delays in the timing of distributions for purposes of this clause) to be made to Noteholders or deposits of amounts to be so distributed or the amount available under any Enhancement without the consent of each affected Noteholder, (ii) change the definition of or the manner of calculating the interest of any Noteholder without the consent of each affected Noteholder or (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder or (iv) adversely affect the rating of any Series or Class by any Rating Agency without the consent of the Noteholders of such Series or Class holding more than 66 2/3% of the Outstanding principal amount of the Notes of such Series or Class affected thereby.

         (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), Issuer shall furnish notification of the substance of such amendment to Indenture Trustee and each Noteholder, and Servicer shall furnish notification of the substance of such amendment to each Rating Agency and each Enhancement Provider.

         (d) It shall not be necessary for the consent of Noteholders under this SECTION 9.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as Indenture Trustee may prescribe.

         (e) Notwithstanding anything in this SECTION 9.1 to the contrary, no amendment may be made to this Agreement which would adversely affect in any material respect the interests of any Enhancement Provider without the consent of such Enhancement Provider.

         (f) Any Indenture Supplement executed in accordance with the provisions of ARTICLE X of the Indenture shall not be considered an amendment of this Agreement for the purposes of this SECTION 9.1.

         (g) The Noteholders holding 66 2/3% or more of the Outstanding principal amount of the Notes of each Series or, with respect to any Series with two (2) or more Classes, of each Class (or, with respect to any default that does not relate to all Series, 66 2/3% or more of the principal amount of the Outstanding Notes of each Series to which such default relates or, with respect to any such Series with two or more Classes, of each Class) may, on behalf of all Noteholders, waive any default by Transferor or Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Noteholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         (h) Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects Owner Trustee's rights, duties or immunities under this Agreement or otherwise. In connection with the execution of any amendment hereunder, Owner Trustee shall be entitled to receive the Opinion of Counsel described in SECTION 9.2(d).

         Section 9.2       PROTECTION OF RIGHT, TITLE AND INTEREST TO ISSUER.

         (a) Transferor shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering Indenture Trustee's and Issuer's right, title and interest to Issuer to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of Indenture Trustee, Noteholders and Issuer hereunder to all property comprising the Trust Assets. Transferor shall deliver to Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Transferor shall cooperate fully with Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

         (b) Within thirty (30) days after Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with PARAGRAPH (a) seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC, Transferor shall give Indenture Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of Issuer's security interest or ownership interest in the Receivables and the proceeds thereof.

         (c) Each of Transferor and Servicer shall give Indenture Trustee prompt notice of any relocation of its chief principal executive office or any change in the jurisdiction under whose laws it is organized and whether, as a result of such relocation or change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of Issuer's security interest in the Receivables and the proceeds thereof. Each of Transferor and Servicer shall at all times maintain its chief principal executive offices within the United States and shall at all times be organized under the laws of a jurisdiction located within the United States.

         (d) Transferor shall deliver to Indenture Trustee, Owner Trustee and any Enhancement Provider entitled thereto pursuant to the relevant Indenture Supplement (i) upon the execution and delivery of each amendment of this Agreement, an Opinion of Counsel to the effect specified in EXHIBIT D-1; (ii) on each Addition Date on which any Supplemental Accounts are to be designated as Accounts pursuant to SECTION 2.8(a) or

(b), an Opinion of Counsel substantially in the form of EXHIBIT D-2; and on each Addition Date on which any Participation Interests are to be designated to Issuer pursuant to SECTION 2.8(a) or (b), an Opinion of Counsel covering the same substantive legal issues addressed by EXHIBIT D-2 but conformed to the extent appropriate to relate to Participation Interests; and (iii) on or before March 31 of each year following the year in which the Certificate Trust Termination Date occurs, an Opinion of Counsel substantially in the form of EXHIBIT D-3.

         Section 9.3 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 9.4 NOTICES; PAYMENTS.

         (a) All demands, notices, instructions, directions and communications (collectively, "NOTICES") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of Transferor and Servicer, to World Financial Network National Bank, 800 Techcenter Drive, Gahanna, Ohio 43230, (ii) in the case of Issuer or Owner Trustee, to the Corporate Trust Office, Attn:
Corporate Trust & Agency Services, with a copy to the Administrator, (iii) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Indenture Supplement relating to such Series, and (iv) to any other Person as specified in the Indenture or any Indenture Supplement; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

         (b) Any Notice required or permitted to be given to a Holder of Registered Notes shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such Notice. In addition, in the case of any Series or Class with respect to which any Notes are outstanding, any Notice required or permitted to be given to Noteholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

         Section 9.5 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Notes or the rights of the Noteholders.

         Section 9.6 FURTHER ASSURANCES. Transferor and Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by Owner Trustee and Indenture Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

         Section 9.7 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of Owner Trustee, Indenture Trustee or the Noteholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         Section 9.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         Section 9.9 THIRD-PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto, Indenture Trustee, the Noteholders, and any Enhancement Provider. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

         Section 9.10      ACTIONS BY NOTEHOLDERS.

         (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Noteholders, such action or Notice may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders.

         (b) Any Notice, request, authorization, direction, consent, waiver or other act by the Noteholder shall bind such Holder and every subsequent Holder of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by Owner Trustee, Transferor or Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

         Section 9.11 RULE 144A INFORMATION. For so long as any of the Notes of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of Transferor, Owner Trustee, Indenture Trustee, Servicer and any Enhancement Provider agree to cooperate with each other to provide to any Noteholders of such Series or Class and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

         Section 9.12 MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         Section 9.13 NO BANKRUPTCY PETITION. Each of Issuer (with respect to Transferor only), Servicer, each Enhancement Provider, if any, and each Holder of a Supplemental Interest and Transferor (with respect to Issuer only) severally and not jointly, hereby covenants and agrees that it will not at any time institute against, solicit or join or cooperate with or encourage any institution against Issuer or Transferor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under any United States federal or state bankruptcy or similar law. Nothing in this SECTION 9.13 shall preclude, or be deemed to estop, any of the foregoing Persons from taking (to the extent such action is otherwise permitted to be taken by such Person hereunder) or omitting to take any action prior to such date in (i) any case or proceeding with respect to Issuer or Transferor voluntarily filed or commenced by or on behalf of Issuer or Transferor, respectively, under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to Issuer or Transferor, as applicable under or pursuant to any such law.

         Section 9.14 RIGHTS OF INDENTURE TRUSTEE. Indenture Trustee shall have herein the same rights, protections, indemnities and immunities as specified in the Indenture.

         Section 9.15 RIGHTS OF OWNER TRUSTEE. Each of the parties hereto acknowledges and agrees that this Agreement is being executed and delivered by [_________] not individually but solely and exclusively in its capacity as Owner Trustee on behalf of World Financial Network Credit Card Master Note Trust for the purpose and with the intention of binding World Financial Network Credit Card Master Note Trust. No obligations or liabilities hereunder shall run against [_____________] in its individual capacity or against its properties or assets.

         IN WITNESS WHEREOF, Transferor, Servicer and Issuer have caused this Transfer and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                     WFN CREDIT COMPANY, LLC, as Transferor

                                     By:________________________________
                                     Name:
                                     Title:

                                     WORLD FINANCIAL NETWORK NATIONAL BANK,
                                     as Servicer

                                     By:________________________________
                                     Name:
                                     Title:

                                     WORLD FINANCIAL NETWORK CREDIT CARD MASTER
                                     NOTE TRUST, Issuer

                                     By: [________________], not in its
                                     individual capacity but solely as Owner
                                     Trustee on behalf of Issuer

                                     By:________________________________
                                     Name:
                                     Title:


                                       S-1


                                                TRANSFER AND SERVICING AGREEMENT
                                                                  SIGNATURE PAGE

Acknowledged and Accepted:

BNY MIDWEST TRUST COMPANY,
not in its individual capacity but
solely as Indenture Trustee

By:____________________________
Name:
Title:


                                       S-2


                                                TRANSFER AND SERVICING AGREEMENT
                                                                  SIGNATURE PAGE

                                   EXHIBIT A
                                       to
                        TRANSFER AND SERVICING AGREEMENT

                       FORM OF ASSIGNMENT OF RECEIVABLES
                            IN SUPPLEMENTAL ACCOUNTS

      (As required by SECTION 2.6 of the Transfer and Servicing Agreement)

         ASSIGNMENT No. __ OF RECEIVABLES IN SUPPLEMENTAL ACCOUNTS dated as of _____________, by and among WFN Credit Company, LLC, a Delaware limited liability company, as Transferor (the "TRANSFEROR"), WORLD FINANCIAL NETWORK NATIONAL BANK, a national banking association, as Servicer (the "SERVICER") and WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST (the "ISSUER"), pursuant to the Transfer and Servicing Agreement referred to below.

                                   WITNESSETH

         WHEREAS, Transferor, Servicer and Issuer are parties to the Transfer and Servicing Agreement, dated as of [________], 2001 (as it may be amended and supplemented from time to time the "AGREEMENT");

         WHEREAS, pursuant to the Agreement, Transferor wishes to designate Supplemental Accounts owned by the Credit Card Originator to be included as Accounts and to convey the Receivables of such Supplemental Accounts, whether now existing or hereafter created, to Issuer (as each such term is defined in the Agreement); and

         WHEREAS, Issuer is willing to accept such designation and conveyance subject to the terms and conditions hereof;

         NOW, THEREFORE, Transferor, Servicer and Issuer hereby agree as follows:

         1. DEFINED TERMS. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

         "ADDITION DATE" means, with respect to the Supplemental Accounts designated hereby, ____________, _____.

         "ADDITION CUT OFF DATE" means, with respect to the Supplemental Accounts designated hereby, ____________, _____.

         2. DESIGNATION OF SUPPLEMENTAL ACCOUNTS. On or before the Document Delivery Date, Transferor will deliver to Owner Trustee an Account Schedule containing a true and complete schedule identifying all such Supplemental Accounts specifying for

                                    Exhibit A-1
each such Account, as of the Addition Cut Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account, which Account Schedule shall supplement any other Account Schedule previously delivered to Owner Trustee pursuant to the Agreement.

         3. CONVEYANCE OF RECEIVABLES. (a) Transferor does hereby transfer, assign, set over and otherwise convey, without recourse except as set forth in the Transfer and Servicing Agreement, to Issuer, all its right, title and interest in, to and under the Receivables of such Supplemental Accounts existing at the close of business on the Addition Cut Off Date and thereafter created from time to time until the termination of Issuer, all Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof. The foregoing does not constitute and is not intended to result in the creation or assumption by Issuer, Owner Trustee, Indenture Trustee, any Noteholders or any Enhancement Provider of any obligation of Servicer, Transferor, the Credit Card Originator or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems or insurers.

                  (b) Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables in Supplemental Accounts existing on the Addition Cut Off Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of its interest in such Receivables to Issuer, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to Owner Trustee on or prior to the Addition Date. Owner Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

                  (c) In connection with such assignment, Transferor further agrees, at its own expense, on or prior to the date of this Assignment, to cause the Credit Card Originator to indicate in the appropriate computer files that Receivables created in connection with the Supplemental Accounts and designated hereby have been conveyed to Issuer pursuant to the Agreement and this Assignment.

                  (d) Transferor does hereby grant to Issuer a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the Receivables in the Supplemental Accounts existing on the Addition Cut Off Date and thereafter created, all Recoveries related thereto, and all proceeds thereof. This Assignment constitutes a security agreement under the UCC.

         4. ACCEPTANCE BY ISSUER. Issuer hereby acknowledges its acceptance of all right, title and interest to the property, existing on the Addition Cut Off Date and thereafter created, conveyed to Issuer pursuant to SECTION 3(a) of this Assignment. Issuer

                                    Exhibit A-2
further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, Transferor delivered to Owner Trustee the Account Schedule described in SECTION 2 of this Assignment.

         5. REPRESENTATIONS AND WARRANTIES OF TRANSFEROR. Transferor hereby represents and warrants to Issuer as of the date of this Assignment and as of the Addition Date:

                  (a) LEGAL VALID AND BINDING OBLIGATION. This Assignment constitutes a legal, valid and binding obligation of Transferor enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable receivership or conservatorship, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (b) ELIGIBILITY OF ACCOUNTS AND RECEIVABLES. Each Supplemental Account designated hereby is an Eligible Account and each Receivable in such Accounts is, as of the Addition Cut Off Date, an Eligible Receivable;

                  (c) INSOLVENCY. As of each of the Addition Cut Off Date and the Addition Date, no Insolvency Event with respect to the Credit Card Originator or Transferor has occurred and the transfer by Transferor of Receivables arising in the Supplemental Accounts to Issuer has not been made in contemplation of the occurrence thereof;

                  (d) EARLY AMORTIZATION EVENT. Transferor reasonably believes that (A) the addition of the Receivables arising in the Supplemental Accounts will not, based on the facts known to Transferor, then or thereafter cause an Early Amortization Event to occur with respect to any Series and (B) no selection procedure was utilized by Transferor which would result in the selection of Supplemental Accounts (from among the available Eligible Accounts owned by the Credit Card Originator) that would be materially less favorable to the interests of the Noteholders of any Series as of the Addition Date than a random selection;

                  (e) SECURITY INTEREST. Either this Assignment constitutes a valid transfer and assignment to Issuer of all right, title and interest of Transferor in the Receivables and other Trust Assets conveyed to Issuer by Transferor and all monies due or to become due and all amounts received with respect thereto and the proceeds thereof, or this Assignment constitutes a grant of a security interest in such property to Issuer, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing

                                       Exhibit A-3
         statements described in SECTION 3 of this Assignment and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, Issuer shall have a first priority security interest in such property except for Liens permitted under
         SECTION 2.7(b) of the Agreement;

                  (f) NO CONFLICT. The execution and delivery by Transferor of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to Transferor, will not conflict with or violate any Requirements of Law applicable to Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Transferor is a party or by which it or its properties are bound;

                  (g) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of Transferor, threatened against Transferor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of Transferor, would materially and adversely affect the performance by Transferor of its obligations under this Assignment, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (v) seeking to affect adversely the income tax attributes of Issuer under the Federal, or applicable state income or franchise tax systems; and

                  (h) ALL CONSENTS. All authorizations, consents, orders or approvals or other actions of any Person or of any court or other governmental authority required to be obtained by Transferor in connection with the execution and delivery of this Assignment by Transferor and the performance of the transactions contemplated by this Assignment by Transferor, have been obtained.

         7. AMENDMENT OF THE TRANSFER AND SERVICING AGREEMENT. The Transfer and Servicing Agreement is hereby amended to provide that all references therein to the "Transfer and Servicing Agreement", to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a dual reference to the Transfer and Servicing Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Transfer and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Transfer and Servicing Agreement.

                                       Exhibit A-4

         8. COUNTERPARTS. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         9. RIGHTS OF OWNER TRUSTEE. Each of the parties hereto acknowledges and agrees that this Agreement is being executed and delivered by [_____________] not individually but solely and exclusively in its capacity as Owner Trustee on behalf of World Financial Network Credit Card Master Note Trust for the purpose and with the intention of binding World Financial Network Credit Card Master Note Trust. No obligations or liabilities hereunder shall run against [_______________] in its individual capacity or against its properties or assets.

         10. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT
REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS,
RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                       Exhibit A-5

         IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                     WFN CREDIT COMPANY, LLC, Transferor

                                     By:_________________________________
                                     Name:
                                     Title:

                                     WORLD FINANCIAL NETWORK NATIONAL BANK,
                                     Servicer

                                     By:_________________________________
                                     Name:
                                     Title:

                                     WORLD FINANCIAL NETWORK CREDIT CARD MASTER
                                     NOTE TRUST,
                                     Issuer

                                     By: [_____________________________],
                                     not in its individual capacity but solely
                                     on behalf of Issuer

                                     By:_________________________________
                                     Name:
                                     Title:


                                       Exhibit A-6

                                   Schedule 1
                          to Assignment of Receivables
                             in Additional Accounts

                               ADDITIONAL ACCOUNTS



                                   Exhibit A-7

                                    EXHIBIT B
                                       to
                        TRANSFER AND SERVICING AGREEMENT

                       FORM OF REASSIGNMENT OF RECEIVABLES
                               IN REMOVED ACCOUNTS

      (As required by SECTION 2.7 of the Transfer and Servicing Agreement)

         REASSIGNMENT No. _______ OF RECEIVABLES dated as of _________, by and among WFN CREDIT COMPANY, LLC, a Delaware limited liability company, as Transferor (the "TRANSFEROR"), WORLD FINANCIAL NETWORK NATIONAL BANK, a national banking association, as Servicer (the "SERVICER"), and WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST (the "ISSUER"), pursuant to the Transfer and Servicing Agreement referred to below.

                                   WITNESSETH:

         WHEREAS Transferor, Servicer and Issuer are parties to the Transfer and Servicing Agreement, dated as of [________], 2001 (as it may be amended and supplemented from time to time the "AGREEMENT");

         WHEREAS pursuant to the Agreement, Transferor wishes to remove from Issuer all Receivables owned by Issuer in certain designated Accounts and to cause Issuer to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from Issuer to Transferor; and

         WHEREAS Issuer is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

         NOW, THEREFORE, Transferor, Servicer and Issuer hereby agree as follows:

         1. DEFINED TERMS. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

         "REMOVAL DATE" means, with respect to the Removed Accounts designated hereby, ___________, ____.

         "REMOVAL NOTICE DATE" means, with respect to the Removed Accounts ______________, ____.

         2. DESIGNATION OF REMOVED ACCOUNTS. On or before the date that is ten (10) Business Days after the Removal Date, Transferor will deliver to Owner Trustee an Account Schedule identifying all Accounts the Receivables of which are being removed from Issuer, specifying for each such Account, as of the Removal Notice Date, its

                                       Exhibit B-1
account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account, which Account Schedule shall supplement any Account Schedule previously delivered to Owner Trustee pursuant to the Agreement.

         3. CONVEYANCE OF RECEIVABLES. (a) Issuer does hereby transfer, assign, set over and otherwise convey to Transferor, without representation, warranty or recourse, on and after the Removal Date, all right, title and interest of Issuer in, to and under the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts designated hereby, all Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof.

         (b) In connection with such transfer, Issuer agrees to execute and deliver to the Seller on or prior to the date this Reassignment is delivered, applicable termination statements prepared by Transferor with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by Issuer of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

         4. REPRESENTATIONS AND WARRANTIES OF TRANSFEROR. Transferor hereby represents and warrants to Issuer as of the Removal Date:

         (a) LEGAL VALID AND BINDING OBLIGATION. This Reassignment Agreement constitutes a legal, valid and binding obligation of Transferor enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

         (b) EARLY AMORTIZATION EVENT. Transferor reasonably believes that
(A) the removal of the Receivables existing in the Removed Accounts will not, based on the facts known to Transferor, then or thereafter cause an Early Amortization Event to occur with respect to any Series, (B) no selection procedure was utilized by Transferor which would result in a selection of Removed Accounts from among any pools of Accounts of a similar type that would be materially adverse to the interests of the Noteholders of any Series as of the Removal Date and (C) Accounts (or administratively convenient groups of Accounts, such as billing cycles) were chosen for removal on a random basis or another basis that Transferor believes is consistent with achieving derecognition of the Receivables under GAAP;


                                     Exhibit B-2

         (c) LIST OF REMOVED ACCOUNTS. The list of Removed Accounts delivered pursuant to Section 2.7(a)(ii) of the Agreement, as of the Removal Date, is true and complete in all material respects;

         (d) DEFAULTED RECEIVABLES. No selection procedure was utilized by Transferor with the intent to include a disproportionately higher level of Defaulted Receivables in the Removed Accounts than exist in the Accounts or to remove Accounts for the intended purpose of mitigating losses to the Trust;

         (e) RECEIVABLES TESTS. The aggregate Principal Receivables in the Removed Accounts did not exceed the lesser of (i) the excess of the Transferor Amount over the Minimum Transferor Amount or (ii) the excess of the Aggregate Principal Balance over the Required Principal Balance, all measured as of the end of the most recently ended Monthly Period; and

         (f) COLLATERAL AMOUNTS. Such removal shall not cause a decrease in the sum of the Collateral Amounts for all outstanding Series.

         5. RATIFICATION OF AGREEMENT. As supplemented by this Reassignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

         6. COUNTERPARTS. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         7. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         8. RIGHTS OF OWNER TRUSTEE. Each of the parties hereto acknowledges and agrees that this Agreement is being executed and delivered by [____________] not individually but solely and exclusively in its capacity as Owner Trustee on behalf of World Financial Network Credit Card Master Note Trust for the purpose and with the intention of binding World Financial Network Credit Card Master Note Trust. No obligations or liabilities hereunder shall run against [_________________] in its individual capacity or against its properties or assets.


                                       Exhibit B-3

         IN WITNESS WHEREOF, the undersigned have caused this Reassignment Agreement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                     WFN CREDIT COMPANY, LLC, Transferor

                                     By:_______________________________
                                     Name:
                                     Title:

                                     WORLD FINANCIAL NETWORK NATIONAL BANK,
                                     Servicer

                                     By:_______________________________
                                     Name:
                                     Title:

                                     WORLD FINANCIAL NETWORK CREDIT CARD MASTER
                                     NOTE TRUST, Issuer

                                     By: [____________________________],
                                     not in its individual capacity but solely
                                     on behalf of Issuer

                                     By:_______________________________
                                     Name:
                                     Title:




                                       Exhibit B-4

                                      Schedule 1
                               to Reassignment Agreement


                                   REMOVED ACCOUNTS



                                       Exhibit B-5

                                    EXHIBIT C
                                       to
                        TRANSFER AND SERVICING AGREEMENT

                      FORM OF ANNUAL SERVICER'S CERTIFICATE

                        (To be delivered on or before the
                  90th day following the end of the fiscal year
            of Transferor pursuant to SECTION 3.5 of the Transfer and
                     Servicing Agreement referred to below)

                      WORLD FINANCIAL NETWORK NATIONAL BANK

              WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST

         The undersigned, a duly authorized representative of World Financial Network National Bank, as Servicer ("WFN"), pursuant to the Transfer and Servicing Agreement dated as of [_______________], 2001 (as may be amended and supplemented from time to time, the "AGREEMENT"), among WFN Credit Company, LLC, as Transferor, WFN, as Servicer, and World Financial Network Credit Card Master Note Trust, as Issuer, does hereby certify that:

         1. WFN is, as of the date hereof, Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

         2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to Indenture Trustee.

         3. A review of the activities of Servicer during the fiscal year ended __________, ____, and of its performance under the Agreement was conducted under my supervision.

         4. Based on such review, Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in PARAGRAPH 5.

         5. The following is a description of each default in the performance of Servicer's obligations under the provisions of the Agreement known to me to have been made by Servicer during the fiscal year ended ___________, _____, which sets forth in detail (i) the nature of each such default, (ii) the action taken by Servicer, if any, to remedy each such default and (iii) the current status of each such default: if applicable, insert "None."



                                       Exhibit C-1

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this ______ day of ____________, 20___.



                                     WORLD FINANCIAL NETWORK NATIONAL BANK,
                                     Sevicer


                                     By:_______________________________
                                     Name:
                                     Title:



                                       Exhibit C-2

                                   EXHIBIT D-1
                                       to
                        TRANSFER AND SERVICING AGREEMENT

                     FORM OF OPINION OF COUNSEL WITH RESPECT
                                  TO AMENDMENTS


                           (Provisions to be included in
                   Opinion of Counsel to be delivered pursuant
                              to SECTION 9.2(d)(i))

         The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions Of Counsel delivered on any applicable Closing Date.

                  (i) The amendment to the Transfer and Servicing Agreement attached hereto as Schedule 1 (the "AMENDMENT"), has been duly authorized, executed and delivered by Transferor and Servicer and constitutes the legal, valid and binding agreement of Transferor and Servicer, respectively, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws from time to time in effect affecting creditors' rights generally or the rights of creditors of national banking associations. The enforceability of the respective obligations of Transferor and Servicer is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)

                  (ii) The Amendment has been entered into in accordance with the terms and provisions of SECTION 9.1 of the Transfer and Servicing Agreement.


                                       Exhibit D-1-1

                                   EXHIBIT D-2
                                       to
                        TRANSFER AND SERVICING AGREEMENT

                     FORM OF OPINION OF COUNSEL WITH RESPECT
                      TO ADDITION OF SUPPLEMENTAL ACCOUNTS


                         (Provisions to be included in
                            Opinion of Counsel to be
                              delivered pursuant to
                               SECTION 9.2(d)(ii))

         The opinions set forth below may be subject to appropriate qualifications, assumptions, limitations and exceptions.

         1. The Receivables arising in such Supplemental Accounts constitute either general intangibles, accounts or chattel paper.

         2. The Transfer and Servicing Agreement creates in favor of the Trust either a security interest or an ownership interest in Transferor's rights in the Receivables in such Supplemental Accounts and the proceeds thereof (the "SPECIFIED ASSETS").

         3. If the transfer of the Specified Assets from Transferor to the Trust pursuant to the provisions of the Pooling and Servicing Agreement constitutes a sale of the Specified Assets to the Trust by Transferor, such transfer, to the extent [Ohio] law is applied, transfers all right, title and interest of Transferor in and to the Specified Assets to the Trust.

         4. If the transfer of the Specified Assets from Transferor to Trustee does not constitute a sale, the security interest in the Specified Assets created by the Pooling and Servicing Agreement will be perfected by the filing of the Financing Statements as described and defined in such opinion. Based solely upon our review of the UCC Searches as described and defined in such opinion, we hereby confirm to you that no Person other than the Trust has filed any financing statement with the Filing Offices as described and defined in such opinion that covers the Specified Assets and that would have priority over the security interest, if any, of the Trust by virtue of such filing.

         5. The Receivables Purchase Agreement creates in favor of Transferor either a security interest or an ownership interest in the RPA Seller's rights in the Specified Assets.

         6. If the transfer of the Specified Assets from the RPA Seller to Transferor pursuant to the Receivables Purchase Agreement constitutes a sale of the Specified

                                       Exhibit D-2-1

Assets to Transferor, such transfer, to the extent Ohio law is applied, transfers all right, title and interest of the RPA Seller in and to the Specified Assets to Transferor.

         7. If the transfer of the Specified Assets from the RPA Seller to Transferor does not constitute a sale, the security interest in the Specified Assets created by the Receivables Purchase Agreement will be perfected by the filing of the Financing Statements as described and defined in such opinion. Based solely upon our review of the UCC Searches as described and defined in such opinion, we hereby confirm to you that no Person other than Transferor has filed any financing statement with the Filing Offices as described and defined in such opinion that covers the Specified Assets and that would have priority over the security interest, if any, of Transferor by virtue of such filing.





                                       Exhibit D-2-2

                                   EXHIBIT D-3

                          PROVISIONS TO BE INCLUDED IN
                            ANNUAL OPINION OF COUNSEL

         The opinions set forth below may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to Transferor with respect to similar matters delivered on the Initial Closing Date. Unless otherwise indicated, all capitalized terms used herein shall have the meanings ascribed to them in the Transfer and Servicing Agreement.

         1. No filing or other action, other than such filing or other action described in this opinion letter, is necessary from the date of this opinion letter through March 31 of the following year to continue the perfected status of the security interest of the Trust in the Receivables described in the financing statements referenced in this opinion letter.

         2. No filing or other action, other than such filing or other action described in this opinion letter, is necessary from the date of this opinion letter through March 31 of the following year to continue the perfected status of the security interest of Indenture Trustee in the Receivables described in the financing statements referenced in this opinion letter.



                                   Exhibit D-3-1

                                   SCHEDULE 1

                                LIST OF ACCOUNTS

                   [Original list delivered to Owner Trustee]



                                       -1-